As filed with the Securities and Exchange Commission on January 31, 2008

File No. 333-147741

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAPITAL TEN ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	26-1287088
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Capital TEN Acquisition Corp.
116 Village Boulevard
Princeton, New Jersey 08540
(609) 951-2260

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Elliot P. Friedman Chief Executive Officer
Capital TEN Acquisition Corp.
116 Village Boulevard
Princeton, New Jersey 08540
(609) 951-2260

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Robert J. Mittman, Esq. Brad L. Shiffman, Esq. Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 885-5000 (212) 885-5001 — Facsimile	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue, 19th Floor New York, New York 10174 (212) 818-8800 (212) 818-8881 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 31, 2008

PRELIMINARY PROSPECTUS

$60,000,000

CAPITAL TEN ACQUISITION CORP.

7,500,000 units

Capital TEN Acquisition Corp. is a newly organized blank check company formed for effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering has a price of $8.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination and     , 2009 [one year from the date of this prospectus], and will expire on     , 2013 [five years from the date of this prospectus], or earlier upon redemption.

We have granted Ladenburg Thalmann & Co. Inc., the representative of the underwriters for this offering, a 45-day option to purchase up to 1,125,000 units (over and above the 7,500,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Ladenburg Thalmann & Co. Inc., for $100, as additional compensation, an option to purchase up to a total of 375,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Our officers and directors have committed to purchase from us an aggregate of 2,550,000 warrants at $1.00 per warrant (for a total purchase price of $2,550,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the purchases will be placed in the trust account described below. The “insider warrants” to be purchased by our officers and directors will be identical to warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us, in each case, so long as they are still held by the initial purchasers or their affiliates. Our officers and directors have agreed that the insider warrants will not be sold or transferred by them (except in certain cases) until 30 days after the consummation of our business combination.

There is presently no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol __.U on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the representative’s over-allotment option, its exercise in full, or the announcement by the representative of its intention not to exercise all or any remaining portion of the over-allotment option, subject to our filing a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Assuming that the units are listed on the American Stock Exchange, once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols __ and __.WS, respectively. We cannot assure you that our securities will be listed or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us
Per unit	$8.00	$0.56	$7.44
Total	$60,000,000.00	$4,200,000.00	$55,800,000.00

(1)	Of the underwriting discounts and commissions, $1,800,000 ($0.24 per unit) is being deferred by the underwriters and will be placed in the trust account described below. Such funds will be released to the underwriters only upon our completion of a business combination, as described in this prospectus.

$56,850,000 of the net proceeds of this offering (including the $1,800,000, or $0.24 per unit, of underwriting discounts and commissions payable to the underwriters in this offering which are being deferred by them until we consummate a business combination), plus the additional aggregate $2,550,000 we will receive from the purchase of the insider warrants simultaneously with the consummation of this offering, for an aggregate of $59,400,000 (or approximately $7.92 per unit sold to the public in this offering), will be deposited into a trust account at Smith Barney, maintained by Continental Stock Transfer & Trust Company acting as trustee. These funds will not be released to us until the earlier of the completion of a business combination or our liquidation (which may not occur until         , 2010 [twenty four months from the date of this prospectus]).

We are offering the units for sale on a firm-commitment basis. Ladenburg Thalmann & Co. Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about         , 2008.

LADENBURG THALMANN & CO. INC.

The date of this prospectus is          , 2008

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

i

PROSPECTUS SUMMARY

This summary highlights material information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors”, our financial statements, and the related notes included elsewhere in this prospectus. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to “Capital TEN Acquisition Corp.”;
•	“business combination” refers to our initial merger, capital stock exchange, asset acquisition or similar business combination with an operating business;
•	“initial shares” refers to the 2,156,250 shares of common stock that our initial stockholders originally purchased from us for $25,000;
•	“initial stockholders” refers to all of our stockholders prior to this offering;
•	“insider warrants” refers to the 2,550,000 warrants we are selling privately to certain of our officers and directors simultaneously with the consummation of this offering for an aggregate purchase price of $2,550,000;
•	“management team” refers to our officers;
•	“public stockholders” means the holders of the shares of common stock which are being sold as part of the units in this public offering, including any of our initial stockholders solely to the extent that they purchase such shares either in this offering or afterwards; and
•	unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We have applied to have our securities listed on the American Stock Exchange, thereby providing a state blue-sky exemption in every state. However, notwithstanding the foregoing, we are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Our Business

We are a blank check company organized under the laws of the State of Delaware on October 16, 2007. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses. We intend to focus our efforts on the global information technology (IT) industry, which includes software, technical services, business process outsourcing and mobile computing, both within the United States and internationally. These opportunities may focus on major industry segments such as government, financial services, healthcare or retail, or on IT technologies which can be applied across different industry segments. According to October 2007 projections by the Gartner Group, global IT spending is projected to total $3.1 trillion in 2007, an increase of 8% compared to 2006, with $730 billion of total IT spending in 2007 accounted for by IT technical services, one of our primary focus areas. Although we intend to focus on identifying acquisition candidates in the IT industry and will not initially actively seek to identify acquisition candidates in other industries, in the event that an opportunity is presented to us in another industry, we may consider pursuing that opportunity if we conclude that it represents an attractive opportunity for us.

In addition, if we are unable to identify an acquisition candidate which we deem to be attractive in the IT industry after having expended a reasonable amount of time and effort to identify such a candidate, we may then decide to more actively seek opportunities in other industries. At present, we are not able to ascertain (i) what opportunities, if any, in industries outside of the target industry may be presented to us, (ii) how much time and effort we may expend prior to determining that we may not be able to identify favorable investment opportunities in the target industry or (iii) which other industries we may choose to examine with the objective of identifying a favorable investment opportunity.

We believe the projected demand for products and services in the IT industry presents attractive opportunities for growth and consolidation, and that our management team and board of directors will be able to use their industry experience, knowledge, and contacts to source and execute an acquisition. The IT industry encompasses companies that create, produce, deliver, distribute, service, consult, support and/or market products and services including:

•	Enterprise Application Software that specifically allows a non-IT user to perform specific non-technical business activities; including customer relations management, accounting/enterprise resource planning (ERP), supply chain automation and procurement, human capital management, knowledge/content management and industry specific software services;
•	Enterprise Infrastructure Software that is used to support and is the foundation for application software; including database software, operating system software, security software, middleware applications/systems management/development and business intelligence;
•	Enterprise Management Software that allows companies to manage, operate, tune and deploy various technology components; including performance management, storage management network management and software configuration development;
•	IT Services that install, integrate, implement, develop, customize, maintain and upgrade various types of IT; including IT integration and consulting, education and training, IT staff augmentation, government, healthcare, financial services, retail and manufacturing industry specific services and IT outsourcing;
•	Business Process Outsourcing that provides contractual services to take over one or more of a corporation’s business functions, usually IT intensive; including bank and credit card processing, document management, payroll insurance, processing and customer care, call center and warranty management;
•	Internet software and services that utilize the unique characteristics and economics of the internet to generate specialized services to corporations and consumers worldwide; and
•	Personal software that is used by individual consumers for entertainment or business.

Although we may effect business combinations with companies operating in any industry we choose (including companies operating outside of the IT industry under circumstances described above), we believe that there are numerous business opportunities in the industries on which we will be focused. However, we have not conducted any research with respect to identifying the number and characteristics of the potential business combination candidates within our targeted industry, or any industry, or the location of the target industry domestically or internationally, or the likelihood or probability of success of any proposed business combination. Accordingly, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms, or at all.

We do not have any specific business combination under consideration. Our officers and directors have neither individually identified nor considered a target business nor have they had any discussions regarding possible target businesses amongst themselves or with our underwriters or other advisors. We have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to a business combination transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Our management team has collectively over 80 years of diversified experience in the IT industry including global operations, mergers and acquisitions and acquisition integration, private and public securities offerings as well as financial and legal expertise. Our Chairman, Edward “Pete” Boykin, was President and COO of Computer Science Corp. (CSC), a technical services and business process outsourcing provider, from 2001 until June 2003. Currently, he serves on the boards of directors of NCR Corp. and Teradata, Inc. (a data warehousing company spun off by NCR with approximately $2 billion in revenue in fiscal 2007). At CSC, Mr. Boykin was directly or indirectly involved in over 20 mergers, including Dyncorp and Mynd Corp., and was also the CSC lead executive for a $7 billion contract to outsource JP Morgan’s technology systems. Our Chief

Executive Officer, Elliot Friedman, founded four companies, including two, BioTek Solutions and PharmaPrint, that have undertaken public offerings. BioTek Solutions, after growing its annualized revenues to $40 million, merged in 1995 with Ventana Medical Systems (NASDAQ:VMSI) and the combined entity was taken public by Bear Stearns as VMSI in 1996. PharmaPrint (NASDAQ:PPRT) undertook an IPO in 1996, and had a market capitalization of $180 million when Mr. Friedman left in 1999. Our President and Chief Operating Officer, Kevin O’Keefe, has spent over 25 years in the IT industry. Since leaving Stratus Computer, Inc. in 1997, Mr. O’Keefe has been recruited by major private equity firms such as NEA, Goldman Sachs, Bessemer Capital, Allegra Partners and Horizon Ventures to assume, and has served in, executive positions in several of their IT portfolio companies, including Fabric 7, Inc., Nativeminds, Diogenes and MineShare, Inc.

We will have until       , 2010 [twenty four months from the date of this prospectus] to consummate a business combination. If we are unable to consummate a business combination by such date, our corporate existence will cease by operation of corporate law (except for the purposes of winding up our affairs and liquidating). Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). We do not expect if our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment-banking firm with respect to the satisfaction of such criteria.

We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (which would be more than 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies into a single operating business.

The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of our net assets. In order to consummate such a business combination, we may issue a significant amount of debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our stockholders could end up owning a minority of the combined company as there is no requirement that our stockholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

Our executive offices are located at 116 Village Boulevard, Princeton, New Jersey 08540, and our telephone number is (609) 951-2260.

THE OFFERING

Securities offered
7,500,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the representative’s over-allotment option, its exercise in full or the announcement by the representative of its intention not to exercise all or any portion of the over-allotment option, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and the receipt of proceeds from the over-allotment option.
The units will continue to trade along with the common stock and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into common stock and warrants.
Securities to be purchased by certain of our officers and directors
2,550,000 insider warrants at $1.00 per warrant (for a total purchase price of $2,550,000) will be sold to certain of our officers and directors pursuant to a letter agreement among us, Ladenburg Thalmann & Co. Inc. and such officers and directors. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. These “insider warrants” will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us, in each case, so long as they are still held by the purchasers or their affiliates. Each of our officers and directors has agreed in writing that the insider warrants will not be sold or transferred by them until 30 days after the consummation of our business combination. Ladenburg Thalmann & Co. Inc. has no intention of waiving these restrictions. In the event of a liquidation prior to our initial business combination, the insider warrants will expire worthless.

Common stock:
Number outstanding before this offering
2,156,250(1) shares
Number to be outstanding after this offering
9,375,000(2) shares
Warrants:
Number outstanding before this offering
0 warrants
Number to be sold to insiders
2,550,000 warrants
Number to be outstanding after this offering and sale to insiders
10,050,000 warrants
Exercisability
Each warrant is exercisable for one share of common stock.
Exercise price
$6.00
Exercise period
The warrants will become exercisable on the later of:
• the completion of a business combination with a target business, and
• , 2009 [one year from the date of this prospectus]
However, the warrants will only be exercisable if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current
The warrants will expire at 5:00 p.m., New York City time, on , 2013 [five years from the date of this prospectus] or earlier upon redemption
Redemption
We may redeem the outstanding warrants (excluding any insider warrants held by our officers and directors or their affiliates) without the prior consent of the underwriters:
• in whole and not in part
• at a price of $.01 per warrant at any time while the warrants are exercisable,
• upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption

We will not redeem the warrants unless we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current

(1)	Includes an aggregate of 281,250 shares of common stock that are subject to forfeiture by our initial stockholders if the over-allotment option is not exercised by Ladenburg Thalmann & Co. Inc.

(2)	Assumes the over-allotment option has not been exercised and an aggregate of 281,250 shares have been forfeited by our initial stockholders.

prospectus relating to them is available for use throughout the 30-day redemption period.
If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $11.50 trigger price as well as the $6.00 warrant exercise price after the redemption notice is issued.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.
Proposed American Stock Exchange symbols for our:
Units
__.U
Common stock
__
Warrants
__.WS
Offering proceeds to be held in trust
$56,850,000 of the net proceeds of this offering plus the $2,550,000 we will receive from the sale of the insider warrants (for an aggregate of $59,400,000 or approximately $7.92 per unit sold to the public in this offering, or $68,040,000 or approximately $7.89 per unit if the over-allotment option is exercised in full) will be placed in a trust account at Smith Barney, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $1,800,000 (or $2,070,000 if the underwriters’ over-allotment option is exercised in full) of underwriting discounts and commissions payable to the underwriters in the offering that is being deferred. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination. Upon the consummation of our initial business combination, the deferred underwriting discounts and commissions shall be released to the underwriters out of the gross proceeds of this offering held in the trust account. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses, which we may incur, related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $1,500,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially estimated to be no more than $50,000).

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Limited payments to insiders
There will be no fees or other cash payments of any kind, whether in cash, our securities or otherwise, paid by us or a target business to our initial stockholders, officers, directors, senior advisers or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

•

repayment of $106,571 borrowed under a non-interest bearing line of credit by Capital TEN Partners, LLC, of which Elliot P. Friedman, our Chief Executive Officer and a director of our company, and Kevin P. O’Keefe, our President and Chief Operating Officer, are the sole members and managers;

• payment of $7,500 per month to Capital TEN Partners, LLC for office space and related services; and

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Such payments will be made from the net proceeds of this offering not held in trust.

Additionally, the insider warrants will not be redeemable by us and will be exercisable on a cashless basis if we call the warrants for redemption as long as they are held by the initial purchasers or their affiliates. Furthermore, the holders of our initial shares, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights requiring us to register the resale of their securities commencing after we consummate our initial business combination.
Certificate of Incorporation
As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation, which we will file with the Secretary of State of Delaware immediately prior to the consummation of this offering, also provides that we will continue in existence only until , 2010 [twenty four months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We have established the 24-month period for which we must complete our initial business combination rather than utilizing a structure that provides for an 18-month period to enter into a letter of intent, agreement in principle or definitive agreement (and an additional six months thereafter to complete the business combination) because we believe the 24-month finite life structure provides more certainty as to the timing of the distributions of the proceeds in the trust account in the event the initial business combination is not completed In addition, the 24-month finite life removes the requirement to obtain stockholder approval of a plan of liquidation before distributing the trust account to public stockholders.
In connection with any proposed business combination, we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and in favor of our amendment to provide for our perpetual existence. Accordingly, if stockholders approved a proposed business combination as set forth below but did not approve the proposal to provide for our perpetual existence, we would not be able to consummate such business combination. Approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence may be submitted to our stockholders only in connection with a vote to approve a proposed business combination and would be conditioned upon approval of the business combination. An amendment to our amended and restated certificate of incorporation to allow for our perpetual existence is essential to our ability to complete our initial business combination and continue thereafter as an operating company, since our existence will terminate on ______, 2010 [twenty four months from the date of this prospectus] without such amendment. Approval of such an amendment to our amended and restated certificate of incorporation would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life by , 2010 [twenty four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.
Stockholders must approve business combination
Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. None of our officers, directors, existing stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if stockholders holding a significant number of shares vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, existing stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. This voting arrangement shall not apply to shares included in units purchased in this offering. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination (ii) a majority of the outstanding shares of common stock vote in favor of the amendment to our amended and restated certificate of incorporation to allow for our perpetual existence and (iii) public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights described below and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which up to but not including 30% of the public stockholders may exercise their conversion rights and the business combination will still go forward. The required vote of a majority of the shares of common stock held by the public stockholders may be considerably less than a majority of the shares of common stock held by our public stockholders if a sufficient number of shares are not voted by our public stockholders. The ability of initial stockholders to vote shares purchased in the open market or in private transactions in any way they choose and the 30% conversion threshold requirement described below may make it more difficult for public stockholders seeking to defeat a business combination proposal.

Conversion rights for stockholders voting to reject a business combination
Pursuant to our amended and restated certificate of incorporation, public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account (initially approximately $7.92 per share, or approximately $7.89 per share if the over-allotment option is exercised), plus any interest earned on their portion of the trust account but less any interest that has been released to us as described above to fund our working capital requirements and pay any of our tax obligations, if the business combination is approved and completed. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Our initial stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket. Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

We may proceed with a business combination as long as public shareholders owning less than 30% of the shares sold in this offering exercise their conversion rights. Accordingly, up to but not including 30% of the public shareholders may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public shareholders. This 30% threshold makes it more difficult for public stockholders seeking to prevent a business combination from doing so. While there are several other offerings similar to ours which include conversion provisions of greater than 20%, the 20% threshold was previously customary and standard for offerings similar to ours.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 per account and it would be up to the broker whether or not to pass this cost on to the converting holder. In determining whether or not to impose this requirement, management will consider, among other things, the likelihood that investors would use the period following the business combination to monitor the stock price so the stockholder could determine whether to sell his shares in the open market instead of delivering the shares for conversion and the effect any such uncertainty could have on the business combination.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than two weeks to obtain a physical certificate and investors may not be able to seek conversion in time. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date. This requirement may make it more difficult for stockholders to elect to convert their shares and more likely that a stockholder will not meet all of the requirements for conversion.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholder.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.08 of net sales proceeds ($0.11, if the over-allotment is exercised) for the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $7.92 per share ($7.89 if the over-allotment is exercised), may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.
Liquidation if no business combination
As described above, if we have not consummated a business combination by , 2010 [twenty four months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders (including our initial stockholders to the extent they have purchased shares in this offering or in the aftermarket) the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets.

We cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $7.92, plus interest then held in the trust account, for the following reasons:

•

Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

•

We will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. However, we have not received any such waivers yet and there is no guarantee that target business, vendors and service providers will execute such agreements in the future. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Each of Messrs. Friedman and O’Keefe has agreed that he will be liable to us if and to the extent any claims by a third party for services rendered or products sold, or by a prospective business target, reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from Messrs. Friedman and O’Keefe, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. If a claim was made that resulted in such individuals having liability and they also refuse or otherwise failed to satisfy their obligations, we would have a fiduciary obligation to bring an action against them to enforce our indemnification rights and would accordingly bring such an action against them. We have questioned each of these individuals on their financial net worth and reviewed their financial information and believe that they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so.

We anticipate the distribution of the funds in the trust account to our public stockholders would occur within 10 business days from the date our corporate existence ceases, subject to our obligations under Delaware law to provide for claims of creditors. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Messrs. Friedman and O’Keefe have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and have agreed not to seek repayment for such expenses.
Escrow of initial stockholders’ shares
On the date of this prospectus, all of our initial stockholders, including all of our officers and directors, will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement). These shares will not be transferable (whether held by our initial stockholders or by a subsequent permitted transferee) during the escrow period and will not be released from escrow until one year after the consummation of our initial business combination, or earlier if the over-allotment option is not exercised in full or in part in order to have up to 281,250 shares of common stock cancelled as described above or if, subsequent to our initial business combination we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Determination of offering size
We agreed to value the offering at $60,000,000 based on the previous transactional experience of our principals. We also considered the size of the offering to be an amount we and the underwriters believed to be successfully received given market conditions, our proposed industry focus and the size of initial public offerings of other similarly structured blank check companies.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team and board of directors, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 16 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	October 30, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficit)	$(129,510)	$57,674,000
Total assets	$153,610	$57,674,000
Total liabilities	$129,610	$—
Value of common stock which may be converted to cash	$—	$17,819,992
Stockholders’ equity	$24,000	$39,854,008

(1)	Includes the $2,550,000 we will receive from the sale of the insider warrants. Assumes the payment of the $1,800,000 deferred underwriters’ discounts and commissions to the underwriters.

Total assets “Actual” includes $153,510 of costs related to this offering, which were paid or accrued prior to October 30, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The “as adjusted” working capital and total assets amounts include the $57,600,000 (which is net of deferred underwriting discounts and commissions of approximately $1,800,000) to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account totaling $59,400,000 of net proceeds from the offering, including $2,550,000 of proceeds from the private placement of the insider warrants, and all accrued interest earned thereon less (i) up to $1,500,000 that may be released to us to fund our expenses and other working capital requirements and (ii) any amounts released to us to pay our income or other tax obligations, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors). The total amount to be placed in trust also includes $1,800,000 (or approximately $0.24 per share) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination

We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to but not including 30% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to but not including 30% of the 7,500,000 shares sold in this offering, or 2,249,999 shares of common stock, at an initial per-share conversion price of approximately $7.92, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•	the amount in the trust account, including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination.
•	divided by the number of shares of common stock sold in the offering.

Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective. Moreover, our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on us raising funds in this offering.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph relating to a substantial doubt about the ability of our company to continue as a going concern. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders may receive less than $8.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per-share liquidation distribution may be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. A liquidation distribution will be no more than $7.92 per share (not including gains on interest, if any, on the trust account) since offering expenses and underwriting fees totaling approximately $3,100,000 will be deducted immediately from the gross proceeds of this offering. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

We may proceed with our initial business combination even if public stockholders owning up to but not including 30% of the shares sold in this offering exercise their conversion rights.

We may proceed with our initial business combination as long as public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights. Accordingly, up to but not including 30% of the public stockholders may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. This 30%

threshold makes it more difficult for public stockholders seeking to prevent a business combination from doing so. While several other offerings similar to ours which include conversion provisions of between 20% and 30%, the 20% threshold had been customary and standard for offerings similar to ours.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete a business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately 148 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only 44 companies have consummated a business combination, while 25 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination, and seven companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders. Accordingly, there are approximately 72 blank check companies with more than $12.4 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

Our negotiating position and ability to conduct adequate due diligence on any potential target business may be reduced as we approach the end of our 24-month period.

Because we have a finite period of 24 months in which to complete our initial business combination, our negotiating position and our ability to conduct adequate due diligence on any potential target business may be reduced as we approach the end of the period.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

During the 24-month period after we consummate this offering, we will be solely dependent on the $50,000 available to us outside of the trust account and up to $1,500,000 of earned interest on the funds held in the trust account to provide us with the working capital we need to identify one or more target businesses and to complete our initial business combination. We believe that such amount will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay commitment fees for financing, fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, no more than $50,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. The funds held in trust will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate. Our initial stockholders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than approximately $7.92 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that a court would uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders. Each of Messrs. Friedman and O’Keefe has agreed that he will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to us or by a prospective business target. However, the agreements entered into by Messrs. Friedman and O’Keefe specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from Messrs. Friedman and O’Keefe such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us.

Seeking trust fund waivers from prospective target businesses and vendors, and the contractual commitments we have received from our officers discussed above, are the only actions we will take to protect the funds in the trust account from being depleted by claims against the trust. Because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of these individuals having any such obligations is minimal. Notwithstanding the foregoing, we have questioned each of these individuals on their financial net worth and reviewed their financial information and believe that they will be able to satisfy any indemnification obligations that may arise. Based on these representations, we currently believe that these individuals are capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. Furthermore, our belief is based on our expectation that their indemnification obligations will be less than $1,000,000. Accordingly, if that expectation turns out to be incorrect, we cannot assure you that they will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.92 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them. Any liability may extend well beyond the third anniversary of the date of distribution because we do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the twenty four month period and, therefore; we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which are not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after             , 2010 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant will be exercisable and we will not be obligated to issue shares of common stock unless at the time such holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrant is effective and current. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. Factors such as an unexpected inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining a current prospectus. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants may have no value, the market for such warrants may be limited and such warrants may expire worthless and you may have paid the full unit price solely for the shares of common stock included in the unit. Even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current and effective, the warrants underlying the insider warrants may be exercised for unregistered shares of common stock.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable (following our completion of a business combination), we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

The warrants to be purchased by our officers and directors are different than the warrants underlying the units being offered in this offering.

Simultaneously with the consummation of this offering, our officers and directors will purchase from us, in a private placement transaction, 2,550,000 warrants at $1.00 per warrant (for a total purchase price of $2,550,000) pursuant to a letter agreement among us, Ladenburg Thalmann & Co. Inc. and the purchasers of those warrants. These “insider warrants” will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us, in each case, so long as they are still held by the purchasers or their affiliates. Accordingly, they may be exercised without the payment of cash whereas public stockholders would be forced to pay the exercise price in cash. Furthermore, the fact that they are not redeemable may be viewed negatively by prospective target businesses and make it more difficult for us to complete a business combination.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Although we intend to focus our efforts on the global IT industry, we are not restricted to this industry and may consummate a business combination with a company in any industry we choose and are not limited to any type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, our management team may lack the expertise in the particular industry and therefore we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that management will be able to successfully complete the business combination. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 40,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 19,825,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;
•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers or directors; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

The loss of any member of our management team or any of our directors prior to the consummation of a business combination could adversely affect our ability to successfully consummate a business combination.

Our operations prior to our initial business combination are dependent upon a relatively small group of members of our management, including Edward Boykin, Elliot Friedman and Kevin O’Keefe, and our directors. We believe that our ability to successfully effect a business combination depends upon the continued service of our management and directors. We cannot assure you that these individuals will remain with us for the immediate or foreseeable future. We do not have key man life insurance on these individuals. In addition, such individuals are not required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment contracts with any of our current management. The loss of any of these individuals would have an adverse effect on our ability to successfully consummate a business combination.

Our success after a business combination will be dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit any specified amount of time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors (none of which are blank check companies) and are not obligated to devote any specific number of hours to our affairs. For a description of the primary business activities of our officers and directors, please see “Management — Directors and Executive Officers.” If our officers’ or directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We have not established any procedures to ensure that our officers and directors observe their fiduciary duties. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

Members of our management team and our directors may become aware of business opportunities that may be appropriate for presentation to us as well as other entities with which they are or may become affiliated and, as a result, may have conflicts of interest that may adversely affect us.

Due to affiliations with other companies, members of our management team and directors have fiduciary obligations to present potential business opportunities to entities with which they are affiliated prior to presenting them to us which could cause conflicts of interest. Additionally, our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

Elliot P. Friedman, our Chief Executive Officer and a director, is, and our other officers and directors may in the future become, affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us. Mr. Friedman is a fiduciary of New Asia Partners China I Corporation, a blank check company seeking to complete a business combination that has its principal operations located in the People’s Republic of China. To date, New Asia Partners China I Corporation has not yet completed its initial public offering. Accordingly, to the extent Mr. Friedman identifies business opportunities subject to the right of first refusal explained below that may be suitable for such entity, he must honor his contractual obligations to New Asia Partners China I Corporation and offer those opportunities to it prior to offering them to us.

Mr. Friedman and Capital TEN Partners, LLC have agreed, until the earlier of New Asia Partners China I Corporation’s initial business combination or its liquidation, to present to New Asia Partners China I Corporation for consideration, prior to presentation to us, any business opportunity in the health services, consumer/retail and alternative energy/environmental industries that has its principal operation’s located in the People’s Republic of China.

Our officers and directors may organize, promote or become involved with other blank check companies, either before or after we consummate a business combination. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a discussion of our management team’s and directors’ existing affiliations and potential conflicts of interest that you should be aware of, please see “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.” We cannot assure you that any conflicts of interest will be resolved in our favor, and a potential target business may be presented to another entity prior to its presentation to us.

If we seek to consummate a business combination with a company that is affiliated with members of our management team, they may have conflicts of interest that may adversely affect us.

We may enter into a business combination with a target business that is affiliated with members of our management team, but only if we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. If we seek to consummate a business combination with a company that is affiliated with members of our management team, those individuals may have conflicts of interest in determining whether such business combination is appropriate, and the personal and financial interests of those individuals may influence their motivation in pursuing such business combination. Our independent directors will make any determination as to whether a target business is affiliated with any member of our management team.

All of our officers and directors beneficially own shares of our common stock issued prior to the offering and some of them will beneficially own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors beneficially own shares of our common stock that were issued prior to this offering. Additionally, our officers and directors are purchasing insider warrants upon consummation of this offering. Such individuals have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

There is no limit to the amount of out-of-pocket expenses for which we may have to reimburse our initial stockholders, including our officers and directors, which could influence our officers’ and directors’ decisions with respect to selecting a target business and completing a business combination.

We will reimburse our initial stockholders, including officers and directors, for actual out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing due diligence on suitable business combinations and travel expenses, meals and lodging incurred in visiting potential target businesses. If a business combination is consummated, there is no limit to the amount of these actual out-of-pocket expenses which may be very large and could exceed the amount we have allocated to working capital. There will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Since such persons can receive reimbursement of expenses only from our funds available outside of the trust account, any additional expenses would either be reimbursed after a business combination or not at all. Accordingly, a significant amount of unreimbursed expenses could influence their decisions with respect to selecting a target business and completing a business combination.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of a business combination, and, therefore, such consultants or financial advisers may have conflicts of interest.

If we agree to pay consultants or financial advisers fees that are tied to the consummation of a business combination, they may have conflicts of interests when providing services to us, and their interests in such fees may influence their advice with respect to a potential business combination.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. In order to continue listing our securities on the American Stock Exchange prior to a business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally between $2,000,000 and $4,000,000) and a minimum number of public stockholders (generally between 300 and 400 stockholders). Additionally, our common stock cannot have what is deemed to be a “low selling price” as determined by the American Stock Exchange. Additionally, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. For instance, our stock price would generally be required to be at least $3 per share and our stockholders’ equity would generally be required to be at least $4,000,000. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	A limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity for our common stock;
•	a limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

If we determine to simultaneously acquire several businesses owned by different sellers, it may delay or hinder our ability to complete a business combination.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies into a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our initial stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the stockholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. This requirement makes it more difficult for stockholders to elect to convert their shares and more likely that a stockholder will not meet all of the requirements for conversion. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than two weeks for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

We may not adequately assess the fair market value of a target business that we seek to acquire.

The target business that we acquire, or acquire control of, must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of our net assets. The fair market value of the target may be determined by our board of directors based upon one or more standards generally accepted by the financial community (examples of which may include actual and potential sales, earnings and cash flow and book value). Accordingly, our board could rely heavily upon assumptions about the future growth and financial prospects of a target business, rather than its historical results of operations. We cannot assure you that such assumptions will prove to be correct. Furthermore, we are not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our shareholders from a financial point of view unless the target is affiliated with our officers, directors, senior advisors, existing shareholders or their affiliates. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, whose collective experience in business evaluations for blank check companies like ours is not significant. Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only 44 of the 148 blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our initial stockholders, including our officers and directors, control a substantial interest in us and may influence certain actions requiring a stockholder vote.

Upon consummation of this offering, our initial stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). Accordingly, they could exert significant influence on any matter subject to a stockholder vote, other than the approval of the initial business combination. None of our officers, directors, existing stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if stockholders holding a significant number of shares vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, existing stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Our initial stockholders may vote any shares included in units purchased in this offering or purchased following this offering in the open market any way they choose.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the consummation of a business combination.

Our initial stockholders paid an aggregate of $25,000, or approximately $0.01 per share, for their shares (assuming no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 281,250 shares held by our initial stockholders) and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. New investors in this offering will pay a purchase price per share which substantially exceeds our net assets, while our initial stockholders acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. After this offering, the initial stockholders will have contributed approximately 0.04% of the total consideration paid for our securities and received 20% of the total shares purchased. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 30.1% or $2.41 per share (the difference between the pro forma net tangible book value per share of $5.59 after the offering and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 7,500,000 shares of common stock as part of the units offered by this prospectus and the insider warrants to purchase 2,550,000 shares of common stock. The warrants become exercisable upon the later of the completion of a business combination with a target business, and one year from the date of this prospectus, provided that a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. To the extent, we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our initial stockholders or the purchasers of the insider warrants exercise their registration rights with respect to their initial shares or insider warrants and underlying securities, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our initial stockholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. Additionally, the purchasers of the insider warrants are entitled to demand that we register the resale of its insider warrants and underlying shares of common stock at any time after we consummate a business combination. If such parties exercise their registration rights with respect to all of their securities, then there will be an additional 1,875,000 shares of common stock (or 2,156,250 shares of common stock if the over-allotment option is exercised in full) and 2,550,000 warrants (as well as 2,550,000 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted funds.

The determination for the offering price of our units and insider warrants is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants, as well as the price of the insider warrants, were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and the insider warrants include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Risks Related to the Global IT Services Industry

Our revenues may be highly dependent on a limited number of major clients and any loss of business from major clients would reduce our revenues and growth.

Some IT service providers derive a substantial portion of their revenues from a limited number of customers. If we fail to renew or extend contracts with major clients, or if these contracts are terminated for cause or convenience, these clients will have no further obligation to purchase services from us. The loss of, or any significant decline in business from, one or more major clients could lead to a significant decline in revenues and operating margins, particularly if we are unable to make corresponding reductions in our expenses in the event of any such loss or decline. We may not be able to retain a target business’ major clients following a business combination, and if we were to lose any of a target business’ major clients, we may not be able to timely replace the revenue generated by the lost clients. In addition, the revenue we generate from major clients may decline or grow at a slower rate in future periods than it has in the past. If we lose any major clients, or if they reduce the volume of services contracted from us, we may suffer from the costs of underutilized capacity because of our inability to eliminate all of the costs associated with conducting business with them, which could exacerbate the harm that any such loss or reduction would have on our operating results and financial condition.

Changes in technology may reduce the demand for the products or services we may offer following a business combination.

The IT services industry is affected by rapid and significant changes in technology. Over time, the target business’ clients may adopt new technologies that streamline or automate IT processes. The adoption of such technologies could reduce the demand for our services, pressure our pricing, cause a reduction in our revenues and threaten our ability to compete. These changes may reduce the demand for certain existing products and services and technologies used in the industry or render them obsolete. We cannot assure you that the technologies used by or relied upon or produced by a target business with which we effect a business combination will not be subject to such reduction in demand or obsolescence. While we may attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

In addition, the IT services industry is dependent on developing and marketing new products and services that respond to technological and competitive developments and changing client needs and tastes. We cannot assure you that the products and services of a target business with which we effect a business combination will gain market acceptance. Any significant delay or failure in developing new product and service offerings, could result in a loss of actual or potential market share and a decrease in revenues.

Global IT service providers are typically highly dependent on a few industries or may focus on only one industry, and any decrease in demand for outsourced services in these industries could reduce our revenues and growth.

A target business’ major clients may be concentrated in a limited number of industries or even in a single industry. Following the business combination, our business and growth will largely depend on a continued demand for our services from clients in these industries and other industries we may target in the future and on trends in these industries to purchase IT services. A downturn in any of our target business’ industries or a slowdown or reversal of the trend in any of these industries to use IT service providers could result in a decrease in the demand for our services.

Other adverse changes also may lead to a decline in the demand for our services in the target business’ industries. For example, consolidation in any of these industries, particularly involving our clients, may decrease the potential number of buyers of our services. Any significant reduction in or the elimination of the use of the services we provide within any of these industries would result in reduced revenues and harm our business. Although rapid changes in their prospects, substantial price competition and pressure on profitability can encourage the use of IT service providers as a cost reduction measure, they may also result in increasing pressure on us from clients in key industries to lower our prices, which could result in declining operating results.

The global IT services industry is highly competitive and we may be unable to compete with businesses that have greater resources than we do.

Following the business combination, we expect to face significant competition for IT services and expect that competition will increase as the trend towards international expansion by foreign and domestic competitors continues and continuing technological changes result in new and different competitors entering our markets. These competitors may include entrants from the financial services, communications, software and data networking industries or entrants in geographic locations with lower costs than those in which we operate. Many of our competitors will have greater financial, personnel and other resources, longer operating histories, more technological expertise, more recognizable brand names and more established relationships in industries that we may serve in the future. Increased competition, our inability to compete successfully against current or future competitors, pricing pressures or loss of market share could result in increased costs and reduced operating margins, which could harm our business, operating results, financial condition, and future prospects.

Industry consolidation could result in increased competition for the services we expect to provide following a business combination.

The possibility of the consolidation or merger of companies which might combine forces to create a single-source provider of multiple services to the marketplace in which we expect to compete could result in increased competition for us. The dynamics of the marketplace could be significantly altered if some of the single-service providers were to combine with each other to provide a wider variety of services, which could adversely affect our target's business, financial position and operating results.

IT service providers often encounter long sales and implementation cycles and require significant resource commitments by us and our clients, which they may be unwilling or unable to make.

Providing global IT services involves significant resource commitments by us and our clients. Potential clients require that we expend substantial time and money educating them as to the value of our services and assessing the feasibility of integrating our systems and processes with theirs. Decisions relating to engaging business process service providers generally involve the evaluation of the service by our clients’ senior management and a significant number of client personnel in various functional areas, each having specific and often conflicting requirements. We may expend significant funds and management resources during the sales cycle and ultimately the potential client may not engage our services. Our sales cycle for all of our services is subject to significant risks and delays over which we have little or no control, including:

•	potential clients’ alternatives to our services, including their willingness to replace their internal solutions or existing vendors;
•	potential clients’ budgetary constraints, and the timing of our clients’ budget cycles and approval process;
•	potential clients’ willingness to expend the time and resources necessary to integrate their systems with our systems and network; and
•	the timing and expiration of potential clients’ current outsourcing agreements for similar services.

Following the business combination, if we are unsuccessful in closing sales after expending significant funds and management resources, or if we experience delays in the sales cycle, it could have a negative impact on our revenues and margins. The sales and implementation process occupies important personnel resources that could otherwise be assisting other new clients. Moreover, after being engaged by a client after the sales process, it frequently takes an additional period of time to integrate the client’s systems with ours, and to thereafter ramp-up our services to the client’s requirements.

We may experience significant employee turnover rates and we may be unable to hire and retain enough sufficiently trained employees to support our operations, which could limit our ability to service clients, grow and operate profitably.

Our success will depend on our ability to attract, hire, and retain qualified skilled employees. We will compete for qualified personnel with companies in our target business’ industries and in other industries, and this competition is increasing globally. Our growth requires that we continually hire and train new personnel. The global IT services industry has traditionally experienced high employee turnover. A higher than expected turnover rate among our employees would increase our recruiting and training costs and decrease operating efficiency and productivity, and could lead to a decline in demand for our services. If this were to occur, we would be unable to service our clients effectively and this would reduce our ability to continue our growth and operate profitably. We may be unable to continue to recruit, hire, train, and retain a sufficient labor force of qualified employees to execute our growth strategy or meet the needs of our business.

Our operations could suffer from telecommunications or technology downtime, disruptions or increased costs.

Following the business combination, we will be highly dependent on our computer and telecommunications equipment and software systems, which are vulnerable to computer viruses, break-ins and similar disruptions from unauthorized sources. In the normal course of our business, we may need to record and process significant amounts of data quickly and accurately to access, maintain and expand the databases we use for our services. We will also be dependent on continuous availability of voice and electronic communication with customers. If we experience interruptions of our telecommunications network with our clients, we may experience data loss or a reduction in revenues, even if we maintain redundant systems and infrastructure. These disruptions could be the result of errors by our vendors, clients, or third parties, electronic or physical attacks by persons seeking to disrupt our operations, or the operations of our vendors, clients or others. Any failure of our vendors to perform these services could result in business disruptions and impede our ability to provide services to our clients. A significant interruption of service could damage our reputation and could lead our present and potential clients not to use our services. The temporary or permanent loss of equipment or systems through casualty or operating malfunction could also reduce our revenues and result in losses.

We could cause disruptions to our clients’ business from inadequate service, and our insurance coverage may be inadequate to cover this risk.

Failure to meet service requirements of a client could disrupt the client’s business and result in a reduction in revenues or a claim for substantial damages against us. In addition, a failure or inability to meet a client’s expectations could seriously damage our reputation and affect our ability to attract new business. To the extent that our contracts contain limitations on liability, such contracts may be unenforceable or otherwise may not protect us from liability for damages. While we expect to maintain general liability insurance coverage, including coverage for errors and omissions, this coverage may be inadequate to cover one or more large claims, and our insurer may deny coverage.

Unauthorized disclosure of sensitive or confidential client and customer data, whether through breach of our computer systems or otherwise, could expose us to protracted and costly litigation and cause us to lose clients.

Following the business combination, in the course of providing services to our clients, we may have possession of or access to their intellectual property, including databases, software masters, certificates of authenticity and similar valuable intellectual property. In addition, Global IT service providers sometimes are required to collect and store sensitive data in connection with their services, including names, addresses, social security numbers, credit card account numbers, checking and savings account numbers and payment history records, such as account closures and returned checks. If any person, including any of our employees, penetrates our network security or otherwise misappropriates our clients’ intellectual property or any other sensitive data that we may have, we could be subject to liability for breaching contractual confidentiality provisions or privacy laws. Penetration of the network security of our data centers could damage our reputation and could lead our present and potential clients to choose other service providers.

If we are alleged to have infringed on the intellectual property or other rights of third parties, it could subject us to significant liability for damages and invalidation of our proprietary rights.

If, following a business combination, third parties allege that we have infringed on their intellectual property rights, privacy rights or publicity rights or have defamed them, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights and restrict our ability to publish and distribute the infringing or defaming content as part of our IT services.

We may be unable to protect or enforce the intellectual property rights of any target businesses that we acquire.

After completing a business combination, the procurement and protection of trademarks, copyrights, patents, domain names, trade dress, and trade secrets may be critical to our success. We will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that we may acquire. Despite our efforts to protect that proprietary technology and those rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Our competitors may file patent applications or obtain patents and proprietary rights that block or compete with our patents. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on our competitive position and business. Depending on the target business or businesses that we acquire, it is likely that we will have to protect copyrights, trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. With respect to certain proprietary rights, such as trademarks and copyrighted materials, of the target business or businesses that we will acquire, we expect that the target business or businesses will have entered into license agreements in the past and will continue to enter into such agreements in the future. These licensees may take actions that diminish the value of such target business or businesses' proprietary rights or cause harm to such target business or businesses' reputation.

Since we may acquire a business that is located outside the United States, we may encounter risks specific to one or more countries in which we ultimately operate.

If we acquire a business that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. The additional risks to which we may be exposed in any such case include but are not limited to:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;
•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations;
•	challenges in collecting accounts receivable;
•	an inadequate banking system;
•	foreign exchange controls;
•	restrictions on the repatriation of profits or payment of dividends;
•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;
•	nationalization or expropriation of property;
•	law enforcement authorities and courts that are inexperienced in commercial matters;
•	internal accounting and fraud control issues of potential target companies;
•	health concerns;
•	natural disasters;
•	deterioration of political relations with the United States;
•	cultural and language differences; and
•	employment regulations.

In addition, we will face challenges in managing an organization operating in various countries, which can entail longer payment cycles and difficulties in collecting accounts receivable, overlapping tax regimes, fluctuations in currency exchange rates, difficulties in transferring funds from certain countries and reduced protection for intellectual property rights in some countries. We must comply with a variety of international laws and regulations, including trade restrictions, local labor ordinances, changes in tariff rates and import and export licensing requirements. Our success depends, in part, on our ability to anticipate these risks and manage these difficulties.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our officers and directors or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties against our directors and officers under Federal securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could, “estimate,” “expect,” “intend,” “may,” “might,” “plan, “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a combination with one or more target businesses;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;
•	management team allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements;
•	potential inability to obtain additional financing to complete a business combination;
•	limited pool of prospective target businesses;
•	potential change in control if we acquire one or more target businesses for stock;
•	public securities’ limited liquidity and trading;
•	failure to list or delisting of our securities from the American Stock Exchange or an inability to have our securities listed on the American Stock Exchange following a business combination;
•	use of proceeds not in trust or available to us from interest income on the trust account balance; or
•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants, will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds
From offering	$60,000,000	$69,000,000
From private placement	2,550,000	2,550,000
Total gross proceeds	$62,550,000	$71,550,000
Offering expenses(1)
Underwriting discount (7% of gross proceeds from offering, 4% of which is payable at closing and 3% of which is payable upon consummation of a business combination)(1)(2)(4)	$2,400,000	$2,760,000
Legal fees and expenses	320,000	320,000
Printing and engraving expenses	100,000	100,000
American Stock Exchange filing and listing fee	80,000	80,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	3,891	3,891
FINRA filing fee	13,175	13,175
Miscellaneous expenses	122,934	122,934
Total offering expenses	$3,100,000	$3,460,000
Net proceeds before payment of deferred underwriting fees
Held in trust	59,400,000	68,040,000
Not held in trust(3)	50,000	50,000
Total net proceeds	$59,450,000	$68,090,000
Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)(4)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	500,000	32.3%
Due diligence of prospective target businesses by officers, directors and initial stockholders	250,000	16.1%
Legal and accounting fees relating to SEC reporting obligations	200,000	12.9%
Payment of administrative fee to Capital TEN Partners, LLC ($7,500 per month for 24 months)	180,000	11.6%
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	420,000	27.1%
Total	$1,550,000	100.0%

(1)	A portion of the offering expenses, including the SEC registration fee, the Financial Industry Regulatory Authority (FINRA) filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of the legal and audit fees, have been or will be paid from the funds we received from Capital TEN Partners, LLC as described below. These funds will be repaid out of the proceeds of this offering available to us.
(2)	No discounts or commissions will be paid with respect to the purchase of the insider warrants. For purposes of presentation, the underwriting discounts are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $1,800,000, or $2,070,000 if the over-allotment option is exercised in full, all of which will be deposited in trust following the consummation of the offering, is payable to the underwriters only if and when we consummate a business combination.
(3)	The amount of proceeds not held in trust will remain constant at $50,000 even if the over-allotment option is exercised. In addition, $1,500,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent, they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

In addition to the offering of units by this prospectus, our officers and directors have committed to purchase the insider warrants (for an aggregate purchase price of $2,550,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from these purchases will be placed in the trust fund described below.

$56,850,000, or $65,490,000 if the over-allotment option is exercised in full, of net proceeds of this offering, plus the $2,550,000 we will receive from the sale of the insider warrants, will be placed in a trust account at Smith Barney, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180-days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest income that may be released to us of (i) up to $1,500,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts we may need to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to Capital TEN Partners, LLC, an affiliate of Elliot P. Friedman, our Chief Executive Officer and a director of our company, and Kevin P. O’Keefe, our President and Chief Operating Officer, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by Capital TEN Partners, LLC for our benefit and is not intended to provide Messrs. Friedman and O’Keefe compensation in lieu of a salary. We believe, based on rents and fees for similar services in the central New Jersey area, that the fee charged by Capital TEN Partners, LLC is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders. Other than the $7,500 per month fee, no compensation of any kind (including finder’s, consulting or other similar fees), whether paid in cash, our securities or otherwise, will be paid by us or a target business to any of our existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as searching for and identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations or meet with their representatives or owners. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses by our officers, directors and initial stockholders” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us outside of trust for our search for a business combination is estimated to be no more than $50,000. In addition, interest earned on the funds held in the trust account, up to $1,500,000, maybe released to us to fund our working capital requirements. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We intend to use the excess working capital (approximately $420,000) for miscellaneous expenses, director and officer liability insurance premiums, payment of the administrative fee to Capital TEN Partners, LLC ($180,000) and general corporate purposes, with the balance of $1,130,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our initial stockholders in connection with activities on our behalf as described below. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent, where we paid the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above-described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. Additionally, while we are not obligated to engage any of the underwriters to assist us with locating a target business following this offering, we are not restricted from doing so. If we did, we may pay a fee to them for their services for assisting us in locating a target business. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, each of Elliot Friedman and Kevin P. O’Keefe has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and has agreed not to seek repayment of such expenses.

As of October 30, 2007, Capital TEN Partners, LLC has advanced to us $106,571 under a non-interest bearing line of credit, which was used to pay a portion of the expenses of this offering referenced in the line items above for a portion of the legal and audit fees and expenses and the advance to the representative on its fees. The loan will be payable without interest on the earlier of October 29, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of our initial business combination, the underwriters will be entitled to receive the portion of the proceeds held in the trust account attributable to the underwriters’ discounts and commissions held in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At October 30, 2007, our net tangible book value was $(129,510), or approximately $(.07) per share of common stock, based on 1,875,000 shares outstanding and excluding 281,250 shares subject to forfeiture by the initial stockholders if the over-allotment option is not exercised by Ladenburg Thalmann & Co. Inc. After giving effect to the sale of 7,500,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at October 30, 2007 would have been $39,854,008 or $5.59 per share, representing an immediate increase in net tangible book value of $5.66 per share to the initial stockholders and an immediate dilution of $2.41 per share or 30.1% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $17,819,992 less than it otherwise would have been because if we effect a business combination, the conversion rights of the public stockholders (but not our initial stockholders) may result in the conversion into cash of up to but not including 30% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $1,800,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$8.00
Net tangible book value before this offering	$(.07)
Increase attributable to new investors and private sales	5.66
Pro forma net tangible book value after this offering		5.59
Dilution to new investors		$2.41

If the over-allotment is exercised in full, our net tangible book value at October 30, 2007 would have been $45,632,008 or $5.57 per share, representing an immediate increase in net tangible book value of $5.63 per share to the initial stockholders and an immediate dilution of $2.43 or 30.4% to new investors not exercising their conversion rights.

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Per Share
	Number		Percentage	Amount	Percentage
Initial stockholders	1,875,000	(1)	20.0%	$25,000	0.04%	$0.01
New investors	7,500,000		80.0%	$60,000,000	99.96%	$8.00
	9,375,000		100.0%	$60,025,000	100.0%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 281,250 shares of common stock have been forfeited by our initial stockholders. Does not give effect to the 2,550,000 shares of common stock issuable upon exercise of the insider warrants to be issued to certain of our officers and directors simultaneously with the consummation of this offering.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(129,510)
Net proceeds from this offering and sale of insider warrants in a private placement	57,650,000
Offering costs paid in advance and excluded from net tangible book value before this offering	153,510
Less: Proceeds held in trust subject to conversion to cash (59,400,000 x up to but not including 30%)(2)	(17,819,992)
$39,854,008
Denominator:
Shares of common stock outstanding prior to this offering	1,875,000 (1)
Shares of common stock included in the units offered	7,500,000
Less: Shares subject to conversion (7,500,000 x up to but not including 30%)	(2,249,999)
7,125,001

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 281,250 shares of common stock have been forfeited by our initial stockholders.
(2)	Includes a pro rata portion of the deferred underwriting discount and commission (approximately $0.24 per share) which will be distributed to public stockholders electing to convert their shares on completion of our initial business combination.

CAPITALIZATION

The following table sets forth our capitalization at October 30, 2007 and as adjusted to give effect to the sale of our units and the insider warrants and the application of the estimated net proceeds derived from the sale of such securities:

	October 30, 2007
	Actual	As Adjusted(1)
Loan payable to stockholder(2)	$106,571	$—
Common stock -0- and 2,249,999 shares which are subject to possible conversion, shares at conversion value(3)	—	$17,819,992
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 3,000,000 shares authorized(4); 2,156,250 shares issued and outstanding; 7,125,001 shares issued and outstanding (excluding 2,249,999 shares subject to possible conversion)(5)	216	713	(5)
Additional paid-in capital	24,784	39,854,295
Deficit accumulated during the development stage	(1,000)	(1,000)
Total stockholders’ equity	$24,000	$39,854,008
Total capitalization	$130,571	$57,674,000

(1)	Includes the $2,550,000 we will receive from the sale of the insider warrants.
(2)	The loan from Capital TEN Partners, LLC is due at the earlier of October 29, 2008 or the consummation of this offering.
(3)	If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our initial stockholders) may result in the conversion into cash of up to but not including 30% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $1,800,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon not previously released to us for working capital requirements and tax obligations, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, the Company (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.
(4)	On the date of this prospectus, our amended and restated certificate of incorporation will be amended to increase the number of authorized shares of common stock from 3,000,000 shares to 40,000,000 shares.
(5)	Assumes the over-allotment option has not been exercised and an aggregate of 281,250 shares of common stock have been forfeited by our initial stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

We were formed on October 16, 2007 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;
•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers or directors; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities. At October 30, 2007, we had $100 in cash and a working capital deficiency of $129,510. Further, we have incurred a loss and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed in the notes accompanying the financial statements. There is no assurance that our plans to raise capital or to consummate a business combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

We estimate that the net proceeds from the sale of the units and the sale of the insider warrants on a private placement basis, after deducting offering expenses of approximately $700,000 and underwriting discounts of approximately $4,200,000, or $4,830,000 if the over allotment option is exercised in full, will be approximately $57,650,000, or $66,020,000 if the underwriters’ over-allotment option is exercised in full. However, the underwriters have agreed that $0.24 per unit of the underwriting discounts and commissions will be deferred and will not be payable unless and until we consummate a business combination. Accordingly, $59,400,000, or $68,040,000 if the over-allotment option is exercised in full, including the $2,550,000 we will receive from the sale of the insider warrants, will be held in trust and the remaining $50,000 will not be held in trust. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the estimated $50,000 of net proceeds not held in the trust account, plus the up to $1,500,000 of interest earned on the trust account balance, as well as amounts necessary for our tax obligations, that may be released to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$500,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;
•	$250,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial stockholders;
•	$200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;
•	$180,000 for the administrative fee payable to Capital TEN Partners, LLC ($7,500 per month for twenty four months); and
•	$420,000 for general working capital that will be used for miscellaneous expenses and reserves, including director and officer liability insurance premiums.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

We are obligated, commencing on the date of this prospectus, to pay to Capital TEN Partners, LLC, an affiliate of Elliot P. Friedman, our Chief Executive Officer and a director of our company, and Kevin P. O’Keefe, our President and Chief Operating Officer, a monthly fee of $7,500 for general and administrative services.

As of the date of this prospectus, Capital TEN Partners, LLC has advanced an aggregate of $106,571 to us under a line of credit, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loan will be payable without interest on the earlier of October 29, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

Our officers and directors have also committed to purchase an aggregate of 2,550,000 warrants at $1.00 per warrant (for a total purchase price of $2,550,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

We have agreed to issue to the representative of the underwriters, for $100, an option to purchase up to a total of 375,000 units at an exercise price of $10.00 per unit. This option will be valued at the date of issuance; however, for illustrative purposes, at October 30, 2007, we estimate that the fair value of this option is $1,666,534 ($4.44) per unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 68.9%, (2) risk-free interest rate of 4.2% and (3) expected life of 5 years. The sale of this option will be accounted for as an equity transaction. Accordingly, there will be no net effect on our financial position or results of operations, except for the recording of the $100 proceeds from the sale.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware blank check company incorporated on October 16, 2007 in order to serve as a vehicle for the acquisition of one or more operating businesses.

Our efforts in identifying a prospective target business will not be limited to a particular industry. Our management team has extensive experience in the global IT industry, which includes software, technical services, business process outsourcing and mobile computing. These opportunities may focus on major industry segments such as government, financial services, healthcare or retail, or on IT technologies which can be applied across different industry segments. Given our management team’s substantial experience in creating and building brand names, we will likely focus on an acquisition where we can leverage our management team’s strengths.

In addition, we intend to focus our efforts on target businesses with one or more of the following characteristics:

•	favorable long-term growth prospects;
•	the ability to achieve a leading market position through the consummation of additional acquisitions and/or through organic growth;
•	a business model that is based upon recurring revenue;
•	the ability to drive incremental revenue sources or extract increased profitability from the core business;
•	the potential for economies of scale through consolidation;
•	high operating profit margins;
•	stable cash flows;
•	degree of current or potential market acceptance of products, processes or services; and
•	Experienced, high quality management teams.

We believe the projected demand for products and services in the IT industry presents attractive opportunities for growth and consolidation, and that our management team and board of directors will be able to use their industry experience, knowledge, and contacts to source and execute an acquisition. The IT industry encompasses companies that create, produce, deliver, distribute, service, consult, support and/or market products and services including:

•	Enterprise Application Software that specifically allows a non-IT user to perform specific non-technical business activities; including customer relations management, accounting/enterprise resource planning (ERP), supply chain automation and procurement, human capital management, knowledge/content management and industry specific software services;
•	Enterprise Infrastructure Software that is used to support and is the foundation for application software; including database software, operating system software, security software, middleware applications/systems management/development and business intelligence;
•	Enterprise Management Software that allows companies to manage, operate, tune and deploy various technology components; including performance management, storage management network management and software configuration development;
•	IT Services that install, integrate, implement, develop, customize, maintain and upgrade various types of IT; including IT integration and consulting, education and training, IT staff augmentation, government, healthcare, financial services, retail and manufacturing industry specific services and IT outsourcing;

•	Business Process Outsourcing that provides contractual services to take over one or more of a corporation’s business functions, usually IT intensive; including bank and credit card processing, document management, payroll insurance, processing and customer care, call center and warranty management;
•	Internet software and services that utilize the unique characteristics and economics of the internet to generate specialized services to corporations and consumers worldwide; and
•	Personal software that is used by individual consumers for entertainment or business.

Although we may effect business combinations with companies operating in any industry we choose (including companies operating outside of the IT industry under circumstances described above), we believe that there are numerous business opportunities in the industries on which we will be focused. However, we have not conducted any research with respect to identifying the number and characteristics of the potential business combination candidates within our targeted industry, or any industry, or the location of the target industry domestically or internationally, or the likelihood or probability of success of any proposed business combination. Accordingly, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms, or at all.

We do not have any specific business combination under consideration. Our officers and directors have neither individually identified nor considered a target business nor have they had any discussions regarding possible target businesses amongst themselves or with our underwriters or other advisors. We have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to a business combination transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Our management team has collectively over 80 years of diversified experience in the IT industry including global operations, mergers and acquisitions and acquisition integration, private and public securities offerings as well as financial and legal expertise. Our Chairman, Edward “Pete” Boykin, was President and COO of Computer Science Corp. (CSC), a technical services and business process outsourcing provider, from 2001 until June 2003. Currently, he is on the board of directors of NCR Corp. and Chairman of its audit committee, and as of September 2007, on the board of directors of Teradata, Inc. (a data warehouse company spun off by NCR with approximately $2 billion in revenue in fiscal 2007). At CSC, Mr. Boykin was directly or indirectly involved in over 20 mergers, including Dyncorp and Mynd Corp., and was also the CSC lead executive for a $7 billion contract to outsource JP Morgan’s technology systems. At various points in his career at CSC, Mr. Boykin directly managed CSC Credit Services Inc., Financial Services Group and Applied Technology Division.

Our Chief Executive Officer is Elliot Friedman. After spending three years at Chase Manhattan Bank (rising to the position of CFO of the Treasury Department), he founded four companies, including two, BioTek Solutions and PharmaPrint, that have undertaken public offerings. BioTek Solutions, after growing its annualized revenues to $40 million, merged in 1995 with Ventana Medical Systems (NASDAQ: VMSI) and the combined entity was taken public by Bear Stearns as VMSI in 1996. PharmaPrint (NASDAQ: PPRT) undertook an IPO in 1996, and had a market capitalization of $180 million when Mr. Friedman left in 1999. From 2000 to 2003, Mr. Friedman has spent the majority of his time in China, founding and managing eChinaCash Inc., which provides customer relations management software, bank card management software, and related promotional marketing services to large Chinese multinational companies, including its largest customer, China’s largest gasoline retailer, SinoPEC (NYSE: SNP).

Our President and Chief Operating Officer, Kevin O’Keefe, has spent over 25 years in the IT industry. Almost half of his career was spent at Stratus Computer Inc. where he started as one of the company’s first sales people and rose to the position of General Manager of the Financial Services Business Unit. During his tenure as chief executive of the Financial Services Unit, revenues increased by over 140% to almost $300 million and Stratus entered the application software business through a newly formed subsidiary named

S2 Systems. Revenues from application software and services grew from zero to almost $100 million through strategic acquisitions, product licensing agreements and organic growth. Stratus Computer was sold to Ascend Communications for $822 million in 1998. Since leaving Stratus in 1997, Mr. O’Keefe has been recruited by major private equity firms such as NEA, Goldman Sachs, Bessemer Capital, Allegra Partners and Horizon Ventures to assume, and served in, executive positions in several of their IT portfolio companies, including Fabric 7, Inc. Nativeminds, Piogenes and MineShare, Inc.

Industry Overview and Trends

According to projections in October 2007 by Gartner, Inc., global IT spending is projected to total $3.1 trillion in 2007, up 8% compared with 2006 levels, total IT spending for IT technical services in 2007 is projected to total $730 billion. One-third of total IT spending (more than $1 trillion) happens outside of North America, western Europe and Japan in “developing” markets.

IT spending on software, services and mobility accounted for 57% of total IT spending in 2006, or just over $1.63 trillion and is expected to rise to 60% of spending in 2008, or $1.98 trillion. Gartner projects this part of the market will grow by 21.5% from 2006 through 2008, compared to overall growth of 15% from 2006 to 2008 for the overall IT market. These are key areas on which we intend to focus our efforts.

For 2006, technology merger and acquisition activity grew to $244.1 billion from $164.6 billion in 2005, making 2006 the biggest year for technology mergers since 2000, according to Innovation Advisors, a New York-based investment bank that specializes in technology.

Merger activity was the strongest outside the United States, particularly in Europe, China and other parts of Asia. Non-US activity accounted for more than 48% of all transactions during 2006 up from 42% in 2005 and just 28% in 2004.

According to BB&T Capital Markets/Windsor Group, since January 2002, there have been 488 defense and government contracts-related merger and acquisition transactions valued at an aggregate of $49 billion. The government area is a key area in which we intend to focus our efforts.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have not identified a target business or target industry

To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. Our officers and directors have neither individually identified or considered a target business nor have they had any discussions regarding possible target businesses amongst themselves or with our underwriters or other advisors. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitations that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates that we intend to target. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions but will retain advisors as they deem necessary to assist them in their due diligence efforts. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid, from us or a target business, any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors or stockholders, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. However, as of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

We will not acquire an entity with which any of our officers or directors, through their other business activities, is currently having acquisition or investment discussions. Moreover, none of our officers, directors, existing stockholders or their affiliates has any present intention to present to us for our consideration any potential target business that they have become aware of through their other business activities. We also do not anticipate (i) acquiring an entity that is either a portfolio company of, or has otherwise received a material financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our officers, directors and existing shareholders or (ii) entering into a business combination where we acquire less than 100% of a target business and any of our officers, directors, existing stockholders or their affiliates acquire the remaining portion of such target business. However, if we determined to acquire an entity affiliated with our officers, directors, initial stockholders or their affiliates, we are required to obtain an opinion from an independent investment-banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. As the opinion will be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our stockholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. Accordingly, whether the independent investment banking firm allows stockholders to rely on their opinion will not be a factor in determining which firm to hire.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	favorable long-term growth prospects;
•	the ability to achieve a leading market position through the consummation of additional acquisitions and/or through organic growth;
•	a business model that is based upon recurring revenue;
•	the ability to drive incremental revenue sources or extract increased profitability from the core business;
•	the potential for economies of scale through consolidation;
•	high operating profit margins;
•	stable cash flows;
•	degree of current or potential market acceptance of products, processes or services; and
•	experienced, high quality management teams.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We intend to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, it is unlikely we would continue negotiations with such target business. However, in no event will we enter into a definitive agreement for a business combination with a target business unless such entity executes a waiver agreement.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Additionally, while we are not obligated to engage any of the underwriters to assist us with locating a target business following this offering, we are not restricted from doing so. If we did, we may pay a fee to them for their services for assisting us in locating a target business.

Fair market value of target business

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (which would be at least 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment-banking firm with respect to the satisfaction of such criteria. The opinion will be addressed to our board of directors for their use in evaluating the transaction. As the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction, regardless of whether the independent investment banking firm includes any disclaimer regarding the ability of our stockholders to rely on their opinion. Accordingly, whether the independent investment banking firm allows stockholders to rely on their opinion or disclaims such responsibility to our stockholders and provides an appropriate explanation of its disclaimer will not be a factor in determining which firm to hire. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold. Satisfaction of the 80% threshold will be determined by calculating the fair market value of what our stockholders receive in the business combination and comparing it to 80% of the net assets held in trust. We will not, however, consider the value of the consideration to be paid by us in the business combination (e.g. the market value of shares we issue plus the amount of cash indebtedness issued by us in the business combination) in evaluating whether the value of the target business satisfies the 80% threshold or in determining the fair market value of a target business or businesses.

Lack of business diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and
•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations

(if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved.

In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business. We will publicly announce the record date for determining the stockholders entitled to vote at the meeting to approve our business combination at least two business days prior to the record date.

In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) a majority of the outstanding shares of common stock vote in favor of the amendment to our amended and restated certificate of incorporation to allow for perpetual existence, and (iii) public stockholders owning less than 30% of the shares sold in this offering both exercise their conversion rights and vote against the business combination. The required vote of a majority of the shares of common stock held by the public stockholders may be considerably less than a majority of the shares of common stock held by our public stockholders if a significant number of shares are not voted by our public stockholders.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our initial stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be approximately $7.92, or $0.08 less than the per unit offering price of $8.00.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. We will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date. However, because we do not have any control over this process, it may take significantly longer than we anticipate. This requirement may make it difficult for a stockholder to elect to convert their shares and more likely that a stockholder will not meet all of the requirements for conversion.

Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a continuing right surviving past the consummation of the business combination until the converting holder delivered his certificate for conversion at the conversion price. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting — the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the proposed business combination. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the vote not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

We will not complete any business combination if public stockholders, owning 30% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning up to but not including 30% of the shares sold in this offering may exercise their conversion rights and the business combination will still go forward. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.08 of net sales proceeds for, the warrants included in the units, or persons who purchase common stock in the aftermarket at a price in excess of $7.92 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until          , 2010 [twenty four months after the date of this prospectus]. A proposal to amend this provision to provide for our perpetual existence or to extend such date to a later date may be submitted to our stockholders only in connection with a vote to approve a proposed business combination and would be conditioned upon approval of the business combination. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by          , 2010 [twenty four months after the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

We have established the 24-month period for which we must complete our initial business combination rather than utilizing a structure that provides for an 18-month period to enter into a letter of intent, agreement in principle or definitive agreement (and an additional six months thereafter to complete the business combination) because we believe the 24-month finite life structure provides more certainty as to the timing of the distributions of the proceeds in the trust account in the event the initial business combination is not completed. In addition, the 24-month finite life removes the requirement to obtain stockholder approval of a plan of liquidation before distributing the trust account to public stockholders.

If we are unable to complete a business combination by          , 2010 [twenty four months after the date of this prospectus], we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Elliot P. Friedman, our Chief Executive Officer and a director of the company, and Kevin P. O’Keefe, our President and Chief Operating Officer, have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and have agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $7.92, or $0.08 less than the per unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Each of Messrs. Friedman and O’Keefe has agreed that he will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to us, or by a prospective target business. A “vendor” refers to a third party that enters into an agreement with us to provide goods or services to us. However, the agreements entered into by Messrs. Friedman and O’Keefe specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from Messrs. Friedman and O’Keefe, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. If a claim was made that resulted in such individuals having liability and they also refuse or otherwise failed to satisfy their obligations, we would have a fiduciary obligation to bring an action against them to enforce our indemnification rights and would accordingly bring such an action against them. We cannot assure you, however, that these individuals will be able to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than approximately $7.92, plus interest, due to claims of creditors. Furthermore, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return to our public stockholders at least approximately $7.92 per share.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert, their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after          , 2010 [twenty four months after the date of this prospectus] and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $7.92 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after          , 2010 [twenty four months from the date of this prospectus] this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 148 blank check companies that have completed initial public offerings in the United States with more than $12.4 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors.

While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;
•	our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and
•	our outstanding warrants, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 116 Village Boulevard, Princeton, New Jersey 08540. Capital TEN Partners, LLC has agreed to provide us with general and administrative services including office space, utilities and secretarial support pursuant to a letter agreement between us and Capital TEN Partners, LLC. The cost for the foregoing services to be provided to us by Capital TEN Partners, LLC is $7,500 per month, commencing on the date of this prospectus. We believe, based on rents and fees for similar services in the central New Jersey area, that the fee charged by Capital TEN Partners, LLC is at least as favorable as we could have obtained from an unaffiliated person. We looked at comparable rents in the central New Jersey area, as well as the estimated cost of clerical, bookkeeping and administrative staff supports for the central New Jersey area in arriving at this belief. This space will be shared by us with Capital TEN Partners, LLC as well as certain of its affiliates. We consider our current office space adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently devote more time to our affairs) than they would prior to locating a suitable target business. We presently expect that Mr. O’Keefe will devote substantially all of his time and Mr. Friedman will devote a substantial portion of his time to our business. Mr. Boykin will provide such time to our business as is necessary to generate contacts, evaluate potential business combinations and facilitate the consummation of a business combination. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with these reporting requirements, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$56,850,000 of the net offering proceeds plus the $2,550,000 we will receive from the sale of the insider warrants will be deposited into a trust account at Smith Barney, maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$50,220,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $56,850,000 of net offering proceeds plus the $2,550,000 we will receive from the sale of the insider warrants held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately five business days following the earlier to occur of the expiration of the representative’s over-allotment option or its exercise in full, subject to our having filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K and our having issued a press release announcing when such separate trading will begin. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Interest earned on the funds in the trust account	There can be released to us, from time to time, interest earned on the funds in the trust account (i) up to an aggregate of $1,500,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts necessary to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.
Release of funds	Except for (i) up to $1,500,000 we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Edward Boykin	69	Chairman of the Board
Elliot P. Friedman	54	Chief Executive Officer and a Director
Kevin P. O’Keefe	52	President and Chief Operating Officer
William Foster	63	Director
John W. McIntyre	53	Director
Ronald L. Scarboro	41	Director

Edward Boykin has served as our Chairman of the Board since our inception. Prior to his retirement in June 2003, Mr. Boykin was president and chief operating officer of Computer Sciences Corporation (NYSE: CSC) with responsibility for CSC’s line organizations in Europe, Asia, Australia and the Americas. He was also responsible for the marketing and sales organizations and for the operational expertise to consummate mergers and acquisitions. From 1998 through 1999, he was a corporate vice president and group president of CSC’s Financial Services Group. This organization was responsible for sales and delivery of all CSC products and services including application software, systems integration, consulting, and outsourcing solutions to the global financial services industry.

From July 1996 to January 1998, Mr. Boykin was president of The Pinnacle Alliance, the organization that was created with J. P. Morgan to implement and operate the multibillion-dollar outsourcing contract. From June 1995 through June 1996, he headed the CSC-led team that won the J.P. Morgan award. From October 1993 to July 1996, he served as president of CSC’s Technology Management Group, providing outsourcing services across a range of industries, specializing in the integration, operation and management of hardware, software and networks to assist clients with their product planning, design, development, delivery and field operation requirements. In addition, Mr. Boykin also served in a number of technical and management positions within CSC’s Applied Technology Division (ATD) before being promoted to vice president of ATD’s Central Region in 1983. In January 1988, he was appointed president of CSC Credit Services, Inc., a major provider of consumer credit reporting and account management services to retail credit grantors. Subsequently, he was president of the Health and Administrative Services Division (HASD) and ATD. Before joining CSC in 1966, Mr. Boykin was an aerospace engineer with the National Aeronautics and Space Administration at the Marshall Space Flight Center. He held a series of positions where he studied atmospheric and gravitational effects on satellites in orbit around the earth and planets.

Mr. Boykin has been on the Board of Directors of NCR Corp. (NYSE: NCR) since June 2002 where he is chairman of the audit committee and is a member of the governance committee. He is also on the Board of Directors of Teradata Corporation (NYSE: TDC) and a member of its Compensation Committee. Mr. Boykin has a BS degree in Mathematics from the University of Houston and did graduate work at the University of Alabama at Huntsville.

Elliot P. Friedman has served as our Chief Executive Officer and as a member of our board of directors since our inception. Since May 2007, he has served as co-manager of Capital TEN Partners, LLC. From 2004 to 2007, Mr. Friedman served as chief executive officer of Loyalty China LLC, a company he founded that provides customer relations management and related marketing services to large companies based in China. From 2000 to 2003, Mr. Friedman served as chief executive officer of eChinaCash Inc., a company he founded that provides customer relations management and related marketing services to large companies based in China. In 1995, Mr. Friedman founded PharmaPrint, a pharmaceutical and over-the-counter drug producer, and served as its chief executive officer through September 1999. In 1991, Mr. Friedman founded BioTek solutions and served as its chief executive officer until 1995. In 2003, Mr. Friedman received a license as a China Foreign Expert from the People’s Republic of China’s central government. Mr. Friedman received a B.A. from the University of Pennsylvania and an M.B.A. from the Massachusetts Institute of Technology.

Kevin P. O’Keefe has served as our President and Chief Operating Officer since our inception. Since May 2007, he has served as co-manager of Capital TEN Partners, LLC. From July 2006 until May 2007, Mr. O’Keefe was senior vice president-sales and marketing of Fabric 7 Inc., a computer server manufacturer. From December 2004 to July 2006, Mr. O’Keefe was sales director for Sun MicroSystems, Inc., (NASDAQ: JAVAD). From May through October 2004, he served as vice president of Trizetto Corporation, a provider of transaction services to the healthcare market. From April 2002 to its acquisition by Trizetto Corporation in May 2004, Mr. O’Keefe was chief executive officer of Diogenes, a software developer. From March 2000 to March 2002, he was senior vice president, sales and marketing of Nativeminds, a customer relations management software provider. Mr. O’Keefe was chief executive officer of MineShare, Inc., a business intelligence service provider, from September 1997 until it was sold in February 2000. From February 1997 to August 1997, Mr. O’Keefe was vice president, sales of ON Technology, a software developer. From January 1989 through December 1996, Mr. O’Keefe was employed by Stratus Computer, most recently as executive vice president. Mr. O’Keefe received a B.S. in economics from the University of Pennsylvania.

William Foster has served as a member of our board of directors since January 2008. Since January 1998, he has worked independently as a private investor. From May 1980 to December 1997, Mr. Foster served as chief executive officer of Stratus Computers, Inc., a provider of computer hardware and software and a service provider of computer-based operations and processes. Mr. Foster received a B.A. from San Jose State University and a Masters and an M.B.A. from Santa Clara University.

John W. McIntyre has served as a member of our board of directors since January 2008. Since March 2002, he has worked independently as a private investor and entrepreneur. From March 2001 to March 2002, Mr. McIntyre served as director and chairman of the board for the Center for Entrepreneurship and Engineering Management at the University of California, Santa Barbara. From March 1984 to October 1996, Mr. McIntyre served as chief executive officer and later as president of Health Care microsystems, Inc. (HCm), a company that he co-founded in 1984, which later merged with Health Management Systems, Inc. Prior to founding HCm, Mr. McIntyre was a manager in the consulting division of Ernst & Young. Mr. McIntyre has been a certified public accountant since 1984. Mr. McIntyre is a former Associate Professor at the College of Public Health and the Graduate School of Management at UCLA. He is also the chairman of the board for the Los Angeles Philanthropic Foundation. Mr. McIntyre received a B.S. degree in finance and operations and an M.B.A. from the University of Utah in Salt Lake City.

Ronald L. Scarboro has served as a member of our board of directors since January 2008. Since November 2007, Mr. Scarboro has served chief financial officer for Misys PLC, a public software company which provides products and services to the international banking and U.S. healthcare markets. From April 2004 to October 2007, Mr. Scarboro served as vice president and director of The Trizetto Group, Inc., a public software company which provides products and services to healthcare payers and third party administrators. From April 2002 to April 2004, Mr. Scarboro served as secretary/treasurer and vice president of administration for Diogenes Inc., which was acquired by The Trizetto Group in 2004. Mr. Scarboro has been a certified public accountant since 1992. Mr. Scarboro received a B.A. in accounting from North Carolina State University.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Foster and McIntyre will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Boykin and Scarboro, will expire at the second annual meeting. The term of the third class of directors, consisting of Mr. Friedman, will expire at the third annual meeting.

Executive Compensation

No executive officer has received any compensation of any kind for services rendered to us in any capacity. Commencing on the date of this prospectus through the acquisition of a target business, we will pay Capital TEN Partners, LLC, an affiliate of Messrs. Friedman and O’Keefe, a fee of $7,500 per month for providing us with certain general and administrative services including office space, utilities and secretarial support. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Friedman and O’Keefe compensation in lieu of a salary. Other than the $7,500 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, whether in cash, our securities or otherwise, will be paid by us or a target business to any of our initial stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any actual out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses, performing due diligence on suitable business combinations and travel expenses, meals and lodging incurred in visiting potential target businesses. There is no limit on the amount of these actual out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

We have determined that, upon consummation of this offering, each of Messrs. Foster, McIntyre and Scarboro will be an independent director as defined under the American Stock Exchange’s listing standards. The American Stock Exchange requires that a majority of our board must be composed of independent directors. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Mr. Scarboro, as chairman, Mr. Foster and Mr. McIntyre, each of whom is an independent director under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Expert on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Scarboro satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Mr. McIntyre, as chairman, Mr. Foster and Mr. Scarboro, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations;
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders;
•	should be accomplished in his or her field;
•	should have relevant experience and expertise and be able to provide insights and practical wisdom based upon that experience and expertise;
•	should have knowledge of our company and the issues affecting us; and
•	should be of high moral and ethical character and be willing to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Involvement of Principals in Blank Check Companies

Elliot P. Friedman and Capital TEN Partners, LLC are principals of another company, New Asia Partners China I Corporation, that has filed an offering similar to this offering with the SEC. Mr. Friedman is vice chairman of New Asia Partners China I Corporation. Capital TEN Partners, LLC purchased 546,250 shares of common stock of New Asia Partners China I Corporation for an aggregate purchase price of $9,500 and is expected to own approximately 7.6% of its common stock outstanding after its initial public offering is completed.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which maybe appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Mr. Friedman is vice chairman of New Asia Partners China I Corporation, a blank check company seeking to complete a business combination that has its principal operations located in the People’s Republic of China. Pursuant to a letter agreement with Capital TEN Acquisition Corp., Mr. Friedman and Capital TEN Partners, LLC agreed that, subject to any pre-existing fiduciary obligations including his fiduciary obligations to us, subject to the limited right of first refusal described below, he will present to Capital TEN Acquisition Corp. for its prior consideration, prior to the presentation to any other person or entity, any suitable opportunity to acquire an operating business until the earlier of the consummation by Capital TEN Acquisition Corp. of a business combination, the liquidation of Capital TEN Acquisition Corp.’s trust fund, or the time at which he ceases to serve as an officer and director of Capital TEN Acquisition Corp. New Asia Partners China I Corporation intends to focus on target businesses in the health services, consumer/retail and alternative energy/environmental industries. Mr. Friedman and Capital TEN Partners, LLC have agreed, until the earlier of New Asia Partners China I Corporation’s initial business combination or its liquidation, to present to New Asia Partners China I Corporation for consideration, prior to presentation to us, any business opportunity in the health services, consumer/retail or alternative energy/environmental industries that has its principal operations located in the People’s Republic of China. To date, New Asia Partners China I Corporation has not yet completed its initial public offering. Accordingly, to the extent Mr. Friedman or Capital TEN Partners, LLC identify business opportunities subject to the right of first refusal that may be suitable for New Asia Partners China I Corporation, he must honor his contractual obligations to New Asia Partners China I Corporation and offer those opportunities to it prior to offering them to us. However, we believe this conflict will be minimal since the right of first refusal is limited to opportunities in industries in which we do not intend to focus upon and limited in geography to the People’s Republic of China.
•	Our other officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
•	The initial shares owned directly or indirectly by our officers and directors will be released from escrow only if a business combination is successfully completed, and the insider warrants purchased by our officers and directors and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their initial shares. Furthermore, the purchaser of the insider warrants, which is directly and indirectly owned by our officers and directors, has agreed that such securities will not be sold or transferred by him until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

•	Our officers and directors may purchase shares of common stock as part of this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary or contractual obligations he might have, except to the extent of the limited right of first refusal granted by Mr. Friedman and Capital TEN Acquisition Corp. to New Asia Partners China I Corporation. We have not established any procedures to ensure that our officers observe these requirements.

Edward Boykin has pre-existing fiduciary obligations to NCR Corp. and Teradata, Inc. as a director of each such entity. NCR and Teradata are both widely-held large-cap New York Stock Exchange listed companies. NCR is a provider of automated teller machines, bank branch automation equipment, check and document imaging equipment and point of sale terminals. Teradata is a provider of enterprise class data warehousing servers and software. Although the primary focus of NCR’s and Teradata’s businesses are in the IT hardware markets, a portion of their business is in the IT software and services markets. Accordingly, due to these affiliations, he has a fiduciary obligation to present potential business opportunities to such entities in addition to presenting them to us which could cause additional conflicts of interest.

In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to this offering. Any common stock acquired by initial stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these initial stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our officers, directors or initial stockholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our management, nor will we enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, existing stockholders or their affiliates acquire the remaining portion of such target business, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our initial stockholders. We will also not acquire an entity with which our management, through their other business activities, is currently having acquisition or investment discussions. Furthermore, in no event will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Before Offering and Private Placement			After Offering and Private Placement(2)(3)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Edward Boykin	377,344	(4)	17.5%	328,125	(4)	3.5%
Elliot P. Friedman	1,512,406	(5)	70.2%	1,315,136	(5)	14.0%
Kevin O’Keefe	1,512,406	(6)	70.2%	1,315,136	(6)	14.0%
William Foster	115,000		5.3%	100,000		1.1%
John W. McIntyre	115,000	(7)	5.3%	100,000	(7)	1.1%
Ronald L. Scarboro	36,500		1.7%	31,739		0.3%
All directors and executive officers as a group (6 individuals)	2,156,250		100.0%	1,875,000		20.0%

(1)	Unless otherwise indicated, the business address of each of the individuals is 116 Village Boulevard, Princeton, New Jersey 08540.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 281,250 shares of common stock have been forfeited by our initial stockholders.
(3)	Does not reflect 2,550,000 shares of common stock issuable upon exercise of warrants held by our officers and directors, which are not exercisable until the later of our completion of a business combination and one year from the date of this prospectus.
(4)	Does not include 20,000 shares of common stock which are issuable upon exercise of warrants that are not exercisable and will not be exercisable within 60 days.
(5)	Represents shares of common stock held by Capital TEN Partners, LLC, as to which Messrs. Friedman and O’Keefe each have a 50% interest. Messrs. Friedman and O’Keefe share voting and dispositive power over the shares held by Capital TEN Partners, LLC. Does not include 2,220,000 shares of common stock issuable upon exercise of warrants that are not exercisable and will not be exercisable within 60 days. Each of Messrs. Friedman and O’Keefe disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(6)	Represents shares of common stock held by Capital TEN Partners, LLC, as to which Messrs. Friedman and O’Keefe each have a 50% interest. Messrs. Friedman and O’Keefe share voting and dispositive power over the shares held by Capital TEN Partners, LLC. Does not include 60,000 shares of common stock issuable upon exercise of warrants that are not exercisable and will not be exercisable within 60 days. Each of Messrs. Friedman and O’Keefe disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(7)	Does not include 250,000 shares of common stock issuable upon exercise of warrants that are not exercisable and will not be exercisable within 60 days.

Immediately after this offering, our initial stockholders, which directly or indirectly include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming none of them purchase any units offered by this prospectus). None of our initial stockholders, officers or directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our initial stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If Ladenburg Thalmann & Co. Inc. does not exercise all or a portion of the over-allotment option, our initial stockholders will be required to forfeit up to an aggregate of 281,250 shares of common stock. Each of our initial stockholders will be required to forfeit his pro rata percentage of the shares being forfeited as necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the consummation of our initial business combination. The initial shares may be released from escrow earlier than this date if the over-allotment option is not exercised in full or in part in order to have up to 281,250 shares of common stock cancelled as described above or if, subsequent to our initial business combination we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Our officers and directors have committed to purchase the insider warrants (for a total purchase price of $2,550,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us, in each case, so long as they are still held by the purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until 30 days after the consummation of our initial business combination.

TRANSACTIONS WITH RELATED PERSONS

In October 2007, we issued 2,156,250 shares of our common stock to the entities or individuals set forth below for $25,000 in cash, at a purchase price of approximately $0.0116 share, as follows:

Name	Number of Shares	Relationship to Us
Capital TEN Partners, LLC	1,778,906	Shareholder
Edward Boykin	377,344	Chairman of the Board

In December 2007, Capital TEN Partners, LLC transferred 115,000 of its shares to William Foster at a purchase price of approximately $0.0116 per share. In January 2008, Capital TEN Partners, LLC transferred 115,000 and 36,500 of its shares to John W. McIntyre and Ronald L. Scarboro, respectively, at a purchase price of approximately $0.0016 per share.

If Ladenburg Thalmann & Co. Inc. does not exercise all or a portion of the over-allotment option, our initial stockholders have agreed to forfeit up to an aggregate of 281,250 shares of common stock. If such shares are forfeited, we would initially record their then fair value as treasury stock with a corresponding credit to additional paid in capital. Upon cancellation of the treasury shares, those amounts, less the applicable par value of the shares, would be reversed and the effect on the equity accounts would be only to decrease common stock and increase paid in capital for the par value of the shares. Net equity would not change as a result of these transactions.

If the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders’ ownership at a percentage of the number of shares to be sold in this offering. Such an increase or decrease in offering size could also result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account. As a result of an increase in offering size, the per-share conversion or liquidation price could decrease by as much as $0.01.

These shares are identical to the shares of common stock included in the units being offered by this prospectus, except that the holders of such shares (i) cannot seek conversion rights with respect to such shares, (ii) have waived their rights to participate in any liquidation distribution with respect to such shares, (iii) have agreed to vote such shares in accordance with the majority of the ordinary shares voted by the public shareholders on a proposed business combination and (iv) have agreed to place such shares in escrow until one year after the consummation of our initial business combination.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stockade released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our officers and directors have committed, pursuant to a subscription agreement with us and Ladenburg Thalmann & Co. Inc., to purchase the 2,550,000 insider warrants (for a total purchase price of $2,550,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider warrants will be delivered to Continental Stock Transfer & Trust Co., who will also be acting as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in an account until we consummate this offering. Continental Stock Transfer & Trust Co. will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The insider warrants will be identical to warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us, in each case, so long as they are still held by the purchasers or their affiliates. Our officers and directors have agreed that the insider warrants will not be sold or transferred by it until 30 days after the consummation of our business combination. The holders of the majority of these insider warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate a business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Capital TEN Partners, LLC has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, that it will make available to us certain general and administrative services, including office space, utilities and secretarial support, as we may require from time to time. We have agreed to pay Capital TEN Partners, LLC $7,500 per month for these services. Accordingly, Messrs. Friedman and O’Keefe will benefit from the transaction to the extent of their interest in Capital TEN Partners, LLC. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Friedman and O’Keefe compensation in lieu of a salary. We believe, based on rents and fees for similar services in the central New Jersey area, that the fee charged by Capital TEN Partners, LLC is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, Capital TEN Partners, LLC has advanced to us an aggregate of $106,571 under a line of credit to cover expenses related to this offering. The loan will be payable without interest on the earlier of October 29, 2008 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee payable to Capital TEN Partners, LLC, and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, whether paid in cash, our securities or otherwise will be paid by us or a target business to any of our initial stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

The sale of shares to our initial stockholders, the letter of credit and the agreement for administrative services were approved by the entire board of directors which consisted only of interested directors at the time of approval.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. Following this offering, we will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. The Board has adopted a resolution with respect to the foregoing.

DESCRIPTION OF SECURITIES

General

On the date of this prospectus, we will be authorized to issue 40,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 2,156,250 shares of common stock are outstanding, held by stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of expiration of the representative’s over-allotment option, its exercise in full or the announcement by the representative of its intention not to exercise all or any portion of the over-allotment option, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders. Our initial stockholders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) a majority of the outstanding shares of common stock vote in favor of the amendment to our amended and restated certificate of incorporation to allow for our perpetual existence and (iii) public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which up to but not including 30% of the public stockholders may exercise their conversion rights and the business combination will still go forward. The required vote of a majority of the shares of common stock held by the public stockholders may be considerably less than a majority of the shares of common stock held by our public stockholders if a sufficient number of shares are not voted by our public stockholders.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by           , 2010 [twenty four months after the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. A proposal to amend this provision to provide for our perpetual existence or to extend such date to a later date may be submitted to our stockholders only in connection with a vote to approve a proposed business combination and would be conditioned upon approval of the business combination. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our initial stockholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. The 2,550,000 insider warrants will be issued simultaneously with the consummation of this offering. Each warrant (including the insider warrants) will entitle the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and
•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants (including the insider warrants) will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants, excluding any insider warrants, for redemption without the prior consent of the underwriters,

•	in whole and not in part,
•	at a price of $.01 per warrant at any time after the warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and
•	if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We will not call the warrants for redemption unless we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available for use throughout the 30-day redemption period.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

We have agreed that the insider warrants may be exercised on a “cashless basis” and will not be redeemable by us so long as they are held by the initial purchasers or their affiliates. The reason that we have agreed to this is because it is not known at this time whether they will be affiliated with us following a business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis or restrict our ability to redeem such warrants is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is apart, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

American Stock Exchange Listing

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol __.U on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols __ and __.WS, respectively.

Shares Eligible for Future Sale

Immediately after this offering, we will have 9,375,000 shares of common stock outstanding, or 10,781,250 shares if the over-allotment option is exercised in full. Of these shares, the 7,500,000 shares sold in this offering, or 8,625,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares would be eligible for sale under Rule 144 prior to October 2008. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of those shares have been placed in escrow and will not be transferable, whether by our initial stockholders or by any subsequent permitted transferee, for a period of one year from the consummation of our initial business combination and will be released prior to that date only if the over-allotment option is not exercised in full or in part in order to have up to 281,250 shares of common stock cancelled as descried above or if, subsequent to our initial business combination we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144, as amended effective February 15, 2008, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 93,750 shares immediately after this offering (or 107,812 if the over-allotment option is exercised in full); and
•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales of restricted shares under Rule 144, as amended effective February 15, 2008, are also subject to requirements regarding the manner of sale, notice and the availability of current public information about us. For a person who has not been deemed to have been one of our affiliates at any time during the three months preceding a sale, sales of our securities held longer than six months, but less than one year, will be subject only to the current public information requirement. Rule 144 also provides that affiliates that sell our common shares that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission had taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. The Securities and Exchange Commission has adopted amendments to Rule 144 that now make Rule 144 available to promoters or affiliates of blank check companies and their transferees one year after the consummation of a business combination by the blank check company.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Ladenburg Thalmann & Co. Inc. is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriter	Number of Units
Ladenburg Thalmann & Co. Inc.	7,500,000
Total	7,500,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the coverage of this prospectus. They may allow some dealers concessions not in excess of $    per unit and the dealers may reallow a concession not in excess of $    per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and insider warrants and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and the insider warrants include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,125,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$8.00	$60,000,000	$69,000,000
Discount(1)	$0.56	$4,200,000	$4,830,000
Proceeds before expenses(2)	$7.44	$55,800,000	$64,170,000

(1)	$1,800,000 (or $2,070,000 if the over-allotment option is exercised in full) of the underwriting discounts will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. Additionally, the representative of the underwriters will receive an option to purchase up to a total of 375,000 units at $10.00 per until with an estimated value, as described below, of $1,666,534.
(2)	The offering expenses are estimated at $700,000.

No discounts or commissions will be paid on the sale of the insider warrants.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 375,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $10.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. This option will be valued at the date of issuance; however, for illustrative purposes, at October 30, 2007, we estimate that the fair value of this option is $1,666,534 ($4.44 per Unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 68.9%, (2) risk-free interest rate of 4.2% and (3) expected life of 5 years. The option and the 375,000 units, the 375,000 ordinary shares and the 375,000 warrants underlying such units, and the 375,000 ordinary shares underlying such warrants, have been deemed compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of FINRA’s Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy-back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a shares dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $8.00.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

Blank Rome LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. Graubard Miller, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Capital TEN Acquisition Corp. at October 30, 2007 and for the period October 16, 2007 (inception) through October 30, 2007 included in this Prospectus and in the Registration Statement have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph relating to a substantial doubt about the ability of Capital TEN Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements). The financial statements and the report of Marcum & Kliegman LLP are included in reliance upon their report given upon the authority of Marcum & Kliegman LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

CAPITAL TEN ACQUISITION CORP.
(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Capital TEN Acquisition Corp.

We have audited the accompanying balance sheet of Capital TEN Acquisition Corp. (a development stage company) (the “Company”) as of October 30, 2007, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from October 16, 2007 (inception) through October 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital TEN Acquisition Corp. (a development stage company), as of October 30, 2007, and the results of its operations and its cash flows for the period from October 16, 2007 (inception) through October 30, 2007 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company’s cash and working capital as of October 30, 2007 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
Melville, New York

November 30, 2007

CAPITAL TEN ACQUISITION CORP.
(A Development Stage Company)
BALANCE SHEET

October 30, 2007
ASSETS
Current assets:
Cash	$100
Total current assets	100
Deferred offering costs	153,510
Total assets	$153,610
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$23,039
Loan payable to stockholder	106,571
Total liabilities	129,610
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.0001 par value
Authorized 1,000,000 shares; none issued or outstanding	—
Common stock, $.0001 par value
Authorized 3,000,000 shares
Issued and outstanding 2,156,250(1) shares	216
Additional paid in capital	24,784
Deficit accumulated during the development stage	(1,000)
Total stockholders’ equity	24,000
Total liabilities and stockholders’ equity	$153,610

(1)	This includes an aggregate of 281,250 shares of common stock subject to forfeiture by our initial stockholders to the extent that the over-allotment option is not exercised. See Note 2.

The accompanying notes are an integral part of these financial statements.

CAPITAL TEN ACQUISITION CORP.
(A Development Stage Company)
STATEMENT OF OPERATIONS

For the Period October 16, 2007 (Inception) through October 30, 2007
Formation and operating costs	$1,000
Net loss	$(1,000)
Weighted average number of common shares outstanding — basic and diluted(1)	2,156,250
Basic and diluted net loss per share	$(0.00)

(1)	This includes an aggregate of 281,250 shares of common stock subject to forfeiture by our initial stockholders to the extent that the over-allotment option is not exercised by Ladenburg Thalmann & Co. Inc.

The accompanying notes are an integral part of these financial statements.

CAPITAL TEN ACQUISITION CORP.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Period October 16, 2007 (Inception) through October 30, 2007

			Additional Paid-in Capital(1)	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Common Stock(1)
	Shares	Amount
Balance at October 16, 2007	—	$—	$—	$—	$—
Common shares issued at inception at $0.0116 per share(1)	2,156,250	216	24,784		25,000
Net Loss				(1,000)	(1,000)
Balance at October 30, 2007	2,156,250	$216	$24,784	$(1,000)	$24,000

(1)	This includes an aggregate of 281,250 shares of common stock subject to forfeiture by our initial stockholders to the extent that the over-allotment option is not exercised by Ladenburg Thalmann & Co. Inc.

The accompanying notes are an integral part of these financial statements.

CAPITAL TEN ACQUISITION CORP.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

For the Period October 16, 2007 (Inception) through October 30, 2007
Cash flows from operating activities
Net loss	$(1,000)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Increase in accrued expenses	1,000
Net cash used in operating activities	—
Cash flows from financing activities
Proceeds from sale of shares of common stock	25,000
Proceeds from loan payable to stockholders	106,571
Payment of deferred offering costs	(131,471)
Net cash provided by financing activities	100
Net increase in cash	100
Cash at beginning of period	—
Cash at end of period	$100
Supplemental Disclosure of Non-cash transactions:
Accrual of additional deferred offering costs:
Deferred offering costs	$22,039
Accrued expense payable	(22,039)
$—

The accompanying notes are an integral part of these financial statements.

CAPITAL TEN ACQUISITION CORP.
(A Development Stage Company)
October 30, 2007

NOTES TO FINANCIAL STATEMENTS

1. Organization, Business Operations and Significant Accounting Policies; Going Concern Consideration

Capital TEN Acquisition Corp. (the “Company”) was incorporated in the State of Delaware on October 16, 2007 as a blank check company formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets (a “Business Combination”).

At October 30, 2007, the Company had not yet commenced any operations. All activity through October 30, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected September 30 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 7,500,000 units (“Units”) at $8.00 Unit which is discussed in Note 2 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a Business Combination. The Company’s management intends to utilize the funds outside of the Trust Account (defined below) and the available interest earned on the Trust Account for legal, accounting and other third party expenses relating to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination; due diligence of prospective target businesses by officers, directors and initial stockholders; legal and accounting fees relating to SEC reporting obligations; payment of the administrative fee to Capital TEN Partners, LLC (see Note 4) and working capital to cover miscellaneous expenses. In addition, the Company’s management has broad discretion on how to structure the purchase price of a target business in its first Business Combination and, accordingly, will have broad discretion as to the distribution of the funds in the Trust Account between the purchase price for the target business and working capital for the business following the first Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least approximately $7.92 per Unit (or $7.89 if the underwriters’ over-allotment option is exercised in full) sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements The remaining net proceeds of $50,000 (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Except with respect to interest income that may be released to the Company of (i) up to $1,500,000 of the interest earned on the amounts held in the trust account (in addition to the tax, if any, payable by the Company with respect to such interest, not to exceed the total interest earned) will be released to the Company in monthly installments to fund expenses related to investigating and selecting a target business and the Company’s other working capital requirements and (ii) any additional amounts needed to pay income or other tax obligations, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a Business Combination or the Company’s liquidation.

The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for stockholder approval. Pursuant to the Company’s second amended and restated certificate of incorporation to be in effect upon consummation of the Proposed Offering, in the event that the stockholders owning 30% or more of the shares sold in the Proposed Offering vote

CAPITAL TEN ACQUISITION CORP.
(A Development Stage Company)
October 30, 2007

NOTES TO FINANCIAL STATEMENTS

1. Organization, Business Operations and Significant Accounting Policies; Going Concern Consideration  – (continued)

against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”) have agreed to vote all of their founders’ common stock (the “Founders’ Common Stock”) in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer apply.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash from the Trust Account. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding up to 30% of the aggregate number of shares owned by all Public Stockholders (minus one share) may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the effective date of the registration statement relating to the Proposed Offering (“Effective Date”). If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

The Company’s existing stockholders have waived their rights to participate in any liquidation distribution, but only with respect to those shares of common stock owned by them prior to the proposed initial public offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following the proposed initial public offering.

Loss Per Share:

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Since there are no potentially dilutive securities and there is a net loss, basic and diluted loss per share are identical.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

Stock-Based Compensation

The Company accounts for stock options and warrants using the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS 123(R)”). SFAS 123(R) addresses all forms of share based compensation awards including shares

CAPITAL TEN ACQUISITION CORP.
(A Development Stage Company)
October 30, 2007

NOTES TO FINANCIAL STATEMENTS

1. Organization, Business Operations and Significant Accounting Policies; Going Concern Consideration  – (continued)

issued under employment stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123(R), share based payment awards will be measured at fair value on the awards grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements.

New Accounting Pronouncements:

The Company has adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company has identified its federal and the State of New Jersey as its “major” tax jurisdictions, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on October 16, 2007 the evaluation was performed for upcoming 2007 tax year which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48.

The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from October 16, 2007 (inception) through October 30, 2007. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Going Concern Considerations:

At October 30, 2007, the Company had $100 in cash and a working capital deficiency of $129,510. Further, the Company has incurred a loss and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty through a Proposed Offering are discussed in Note 2. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

2. Proposed Public Offering

The proposed Offering calls for the Company to offer for public sale 7,500,000 Units at a proposed offering price of $8.00 per Unit (plus up to an additional 1,125,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share

CAPITAL TEN ACQUISITION CORP.
(A Development Stage Company)
October 30, 2007

NOTES TO FINANCIAL STATEMENTS

2. Proposed Public Offering  – (continued)

of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination or one year from the Effective Date and expiring five years from the Effective Date. The Company may redeem the Warrants, at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which the notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised, unredeemed and worthless, and an investor in the Proposed Offering may effectively pay the full Unit price solely for the shares of common stock included in the Units (since the Warrants may expire worthless).

The Company intends on entering into an agreement with the underwriters of the Proposed Offering (the “Underwriting Agreement”). The Underwriting Agreement requires the Company to pay 4% of the gross proceeds of the Proposed Offering as an underwriting discount plus an additional 3% of the gross proceeds only upon consummation of a Business Combination. The Company will pay an underwriting discount of 4% ($2,400,000) in connection with the consummation of the Proposed Offering and will place 3% of the gross proceeds ($1,800,000) in the Trust Account. The Company will not pay any discount related to the warrants sold in the private placement. The underwriters have waived their right to receive payment of the 3% of the gross proceeds upon the Company’s liquidation if it is unable to complete a Business Combination.

3. Deferred Offering Costs

Offering costs consist of legal, underwriting and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised or expensed in the event that the offering is terminated.

4. Related Party Transactions

As of October 30, 2007, one of the stockholders, Capital TEN Partners LLC, had loaned the Company $106,571, in the aggregate. It is understood that this loan is going to be converted to borrowings under an unsecured $250,000 line of credit to the Company. Borrowings under the line of credit will be non-interest bearing and payable on the earlier of October 29, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the loan, the fair value of the loan approximates its carrying amount.

The Company presently occupies office space provided by Capital TEN Partners, LLC, a company owned by two individuals who are officers and stockholders of the Company. This affiliate has agreed that, until the consummation of a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be requested by the Company from time to time. Commencing upon the Effective Date, the Company has agreed to pay such affiliate $7,500 per month for such services.

5. Commitments and Contingencies

The Company has granted the underwriters a 45-day option to purchase up to 1,125,000 additional units to cover the over-allotment.

CAPITAL TEN ACQUISITION CORP.
(A Development Stage Company)
October 30, 2007

NOTES TO FINANCIAL STATEMENTS

5. Commitments and Contingencies  – (continued)

Pursuant to proposed letter agreements with the Company, the Initial Stockholders have waived their right to receive distributions with respect to the Founders’ Common Stock upon the Company’s liquidation.

The Initial Stockholders have agreed to purchase from the Company, in the aggregate, 2,550,000 warrants for $2,550,000 (the “Sponsors’ Warrants”). The purchase and issuance of the Sponsors’ Warrants shall occur simultaneously with the consummation of the Proposed Offering but shall be sold on a private placement basis. All of the proceeds the Company receives from these purchases will be placed in the Trust Account. The Sponsors’ Warrants are identical to the warrants included in the units being sold in this offering, except that (i) the Sponsors’ Warrants are non-redeemable so long as they are held by the sponsor or its permitted transferees and (ii) will not be exercisable while they are subject to certain transfer restrictions.

The Company believes the purchase price of these warrants approximates the fair value of such warrants, based on the trading prices of warrants issued in offerings of similarly-situated public companies. However, if it is determined, at the time of the Proposed Offering, that the fair value of such warrants exceeds the $1.00 purchase price, the Company would record compensation expense for the excess of the fair value of the warrants on the day of purchase over the $1.00 purchase price in accordance with SFAS 123(R).

The Initial Stockholders, holders of the Sponsors’ Warrants (or underlying securities) will be entitled to registration rights with respect to the Founders’ Common Stock or Sponsors’ Warrants (or underlying securities), as the case may be, pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the Founders’ Common Stock are entitled to elect to exercise these registration rights at any time commencing three months prior to the date on which the Founders’ Common Stock is to be released from escrow. The holders of the Sponsors’ Warrants (or underlying securities) are entitled to demand that the Company register such securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholder and holders of the Sponsors’ Warrants (or underlying securities) have certain “piggyback” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

The Company has also agreed to sell to the representative of the Underwriters, for $100, as additional compensation, an option to purchase up to a total of 375,000 Units for $10.00 per Unit. The Units issuable upon exercise of this option are identical to those offered in the Proposed Offering. The purchase option and its underlying securities have been registered under the registration statement.

The sale of this option will be accounted for as an equity transaction. Accordingly, there will be no net effect on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the most recent fair market value of the option is approximately $1.7 million, using an expected life of five years, volatility of 68.9% and a risk-free interest rate of 4.2%. Because the units do not have a trading history, the volatility factor is based on information currently available to management. The volatility factor of 68.9% is the average volatility of ten sample blank check companies that have completed a business combination and have at least two years of trading history. The Company’s management believes that this volatility is a reasonable benchmark, given the uncertainty of the industry of the Target Business, to use in estimating the expected volatility for its common stock.

The purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the purchase option (the difference between the exercise prices of the purchase option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the purchase option or the Warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the Warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective

CAPITAL TEN ACQUISITION CORP.
(A Development Stage Company)
October 30, 2007

NOTES TO FINANCIAL STATEMENTS

5. Commitments and Contingencies  – (continued)

or an exemption from a registration is available. If the holder is unable to exercise the purchase option or the underlying Warrants, the purchase option or Warrants, as applicable, will expire worthless.

6. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The Company’s certificate of incorporation prohibits it, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

7. Common Stock

The Company is authorized to issue 3,000,000 shares of common stock with a par value of $.0001 per share. Immediately prior to the Effective Date, the Company will increase its authorized common stock to 40,000,000 shares.

On October 16, 2007, each of Capital TEN Partners, LLC, an affiliate of Elliot P. Friedman and Kevin O’Keefe, and Edward Boykin, our Chairman of the Board of Directors, acquired 1,778,906 shares and 377,344 shares of our common stock, respectively, for an aggregate of $25,000, at a purchase price of approximately $0.0116 per share. This includes an aggregate of 281,250 shares of common stock subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised in full so that our initial stockholders will own 20% of our issued and outstanding shares after this offering (assuming none of them purchase units in this offering).

Each of the initial stockholders has agreed to (i) waive any right to receive a liquidation distribution with respect to the founders’ shares in the event we fail to consummate an initial business combination and (ii) vote the founders’ shares in accordance with the majority of the ordinary shares voted by our public shareholders in connection with the vote on any initial business combination.

8. Legal

There is no material litigation currently pending against the Company or any members of its management team in their capacity as such.

Until            , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$60,000,000

Capital TEN Acquisition Corp.

7,500,000 Units

PROSPECTUS

LADENBURG THALMANN & CO. INC.

            , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee(1)	$1,000
SEC Registration Fee	3,891
FINRA filing fee	13,175
American Stock Exchange filing and listing fee	80,000
Accounting fees and expenses	60,000
Printing and engraving expenses	100,000
Director and officer liability insurance premiums	150,000	(2)
Legal fees and expenses (including blue sky services and expenses)	320,000
Miscellaneous(3)	121,934
Total	$850,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.
(2)	This amount represents the appropriate amount of director and officer liability insurance the registrant anticipates paying following the consummation of its initial public offering until the completion of a business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct

(c) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(d) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(e) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(f) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(g) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(h) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(i) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(j) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(k) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(l) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Article VIII of our bylaws provides for indemnification of any of our directors, officers and other persons in accordance with our amended and restated certificate of incorporation.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On October 16, 2007, in connection with the formation of our company, each of Capital TEN Partners, LLC, an affiliate of Elliot P. Friedman and Kevin O’Keefe, and Edward Boykin, our Chairman of the board of directors, subscribed for 1,778,906 shares and 377,344 shares of our common stock, respectively, for an aggregate of $25,000, at a purchase price of approximately $0.0116 per share. Such shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as a transaction by an issuer or its affiliates not involving a public offering. In each such transaction, the purchaser represented its intention at such time to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were or will be affixed to the instruments representing the securities issued or to be issued in such transactions.

In December 2007, Capital TEN Partners, LLC transferred 115,000 of its shares to William Foster at a purchase price of $0.0116 per share. In January 2008, Capital TEN Partners, LLC transferred 115,000 and 36,500 of its shares to John W. McIntyre and Ronald L. Scarboro, respectively, at a purchase price of $0.0016 per share.

Our officers and directors have committed to purchase from us an aggregate of 2,550,000 warrants at $1.00 per warrant (for a total purchase price of $2,550,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The “insider warrants” to be purchased by our officers and directors will be identical to warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us, in each case, so long as they are still held by the purchaser or its affiliates. Our officers and directors have agreed that the insider warrants will not be sold or transferred by it (except in certain cases) until 30 days after the consummation of our business combination.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement
1.2	Selected Dealers Agreement
3.1*	Second Amended and Restated Certificate of Incorporation
3.2*	Bylaws
4.1*	Specimen Unit Certificate
4.2*	Specimen Common Stock Certificate
4.3*	Specimen Warrant Certificate
4.4*	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company
4.5	Form of Unit Purchase Option to be granted to the Representative
5.1	Opinion of Blank Rome LLP
10.1	Letter Agreement among the Registrant, the Representative and Edward Boykin
10.2	Letter Agreement among the Registrant, the Representative and Elliot P. Friedman
10.3	Letter Agreement among the Registrant, the Representative and Kevin P. O’Keefe
10.4	Letter Agreement among the Registrant, the Representative and William Foster
10.5	Letter Agreement among the Registrant, the Representative and John W. McIntyre
10.6	Letter Agreement among the Registrant, the Representative and Ronald L. Scarboro
10.7*	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company
10.8	Form of Stock Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders
10.9*	Office Services Agreement between the Registrant and Capital TEN Partners, LLC
10.10*	Letter of Credit issued as of October 30, 2007 by Capital TEN Partners, LLC in favor of the Registrant

Exhibit No.	Description
10.11*	Form of Registration Rights Agreement among the Registrant and the initial stockholders
10.12*	Form of Private Placement Purchase Agreement among the Registrant and the purchasers of insider warrants
14*	Form of Code of Ethics
23.1	Consent of Marcum & Kliegman LLP
23.2	Consent of Blank Rome LLP (included in Exhibit 5.1)
24*	Power of Attorney (included on signature page of this Registration Statement)
99.1*	Form of Audit Committee Charter
99.2*	Form of Nominating Committee Charter

*	Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manalapan, State of New Jersey, on January 31, 2008.

CAPITAL TEN ACQUISITION CORP.

By:	/s/ Kevin P. O’Keefe

Name: Kevin P. O’Keefe
Title: President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Elliot P. Friedman Elliot P. Friedman	Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2008
* Edward Boykin	Chairman of the Board	January 31, 2008
/s/ Kevin P. O’Keefe Kevin P. O’Keefe	President and Chief Operating Officer (Principal Financial and Accounting Officer)	January 31, 2008
* William Foster	Director	January 31, 2008
* John W. McIntyre	Director	January 31, 2008
* Ronald L. Scarboro	Director	January 31, 2008
* By: Kevin P. O’Keefe attorney-in-fact

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement
1.2	Selected Dealers Agreement
3.1*	Second Amended and Restated Certificate of Incorporation
3.2*	Bylaws
4.1*	Specimen Unit Certificate
4.2*	Specimen Common Stock Certificate
4.3*	Specimen Warrant Certificate
4.4*	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company
4.5	Form of Unit Purchase Option to be granted to the Representative
5.1	Opinion of Blank Rome LLP
10.1	Letter Agreement among the Registrant, the Representative and Edward Boykin
10.2	Letter Agreement among the Registrant, the Representative and Elliot P. Friedman
10.3	Letter Agreement among the Registrant, the Representative and Kevin P. O’Keefe
10.4	Letter Agreement among the Registrant, the Representative and William Foster
10.5	Letter Agreement among the Registrant, the Representative and John W. McIntyre
10.6	Letter Agreement among the Registrant, the Representative and Ronald L. Scarboro
10.7*	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company
10.8	Form of Stock Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders
10.9*	Office Services Agreement between the Registrant and Capital TEN Partners, LLC
10.10*	Letter of Credit issued as of October 30, 2007 by Capital TEN Partners, LLC in favor of the Registrant
10.11*	Form of Registration Rights Agreement among the Registrant and the initial stockholders
10.12*	Form of Private Placement Purchase Agreement among the Registrant and the purchasers of insider warrants
14*	Form of Code of Ethics
23.1	Consent of Marcum & Kliegman LLP
23.2	Consent of Blank Rome LLP (included in Exhibit 5.1)
24*	Power of Attorney (included on signature page of this Registration Statement)
99.1*	Form of Audit Committee Charter
99.2*	Form of Nominating Committee Charter

*	Previously filed.